United States Securities and Exchange Commission
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )
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CADENCE DESIGN SYSTEMS, INC.

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CADENCE DESIGN SYSTEMS, INC.
2655 SEELY AVENUE
SAN JOSE, CALIFORNIA 95134

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 9, 2007

TO THE STOCKHOLDERS OF
CADENCE DESIGN SYSTEMS, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of CADENCE DESIGN SYSTEMS, INC., a Delaware corporation, will be held on May 9, 2007, at 1:00 p.m. Pacific time, at Cadence’s principal executive offices located at 2655 Seely Avenue, Building 5, San Jose, California 95134 for the following purposes:

1. To elect directors to serve until the 2008 Annual Meeting of Stockholders and until their successors are elected and qualified.

2. To approve the amendment and restatement of the 1987 Stock Incentive Plan to extend the term thereof.

3. To approve an amendment of the amended and restated 1987 Stock Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder.

4. To consider and vote on a stockholder proposal, if properly presented at the meeting, requesting that the board of directors amend the company’s governance documents to provide that director nominees be elected by the affirmative vote of the majority of votes cast.

5. To ratify the selection of KPMG LLP as independent auditors of Cadence for its fiscal year ending December 29, 2007.

6. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

These items of business are more fully described in the proxy statement accompanying this notice.

Cadence’s Board of Directors has fixed the close of business on March 21, 2007 as the record date for the determination of stockholders entitled to notice of, and to vote at, this Annual Meeting of Stockholders and at any adjournment or postponement thereof.

By Order of the Board of Directors

R.L. Smith McKeithen
Secretary

San Jose, California
April 2, 2007

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN A PROXY ISSUED IN YOUR NAME FROM THE RECORD HOLDER.

CADENCE DESIGN SYSTEMS, INC.
2655 SEELY AVENUE
SAN JOSE, CALIFORNIA 95134

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
MAY 9, 2007

INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

The enclosed proxy is solicited on behalf of the Board of Directors of Cadence Design Systems, Inc., a Delaware corporation, which is referred to in this proxy statement as Cadence, for use at its Annual Meeting of Stockholders to be held on May 9, 2007, at 1:00 p.m. Pacific time, or at any adjournment or postponement thereof, for the purposes set forth in this proxy statement and in the accompanying notice of annual meeting. The annual meeting will be held at Cadence’s offices located at 2655 Seely Avenue, Building 5, San Jose, California 95134. Cadence intends to mail this proxy statement and accompanying proxy card on or about April 2, 2007 to all stockholders entitled to vote at the annual meeting.

An audio webcast of the annual meeting will also be available on the investor relations page of Cadence’s website at www.cadence.com. The webcast will allow investors to listen to the proceedings of the annual meeting, but stockholders accessing the annual meeting using the Internet will not be considered present at the annual meeting by virtue of this access and will not be able to vote on matters presented at the annual meeting or ask any questions of Cadence’s directors, management, or its independent auditors. The webcast will begin promptly at 1:00 p.m. on the day of the meeting and may be accessed on Cadence’s website for 30 days thereafter.

VOTING RIGHTS AND OUTSTANDING SHARES

Only holders of record of Cadence’s outstanding common stock, $0.01 par value per share, at the close of business on March 21, 2007, which is referred to in this proxy statement as the record date, will be entitled to notice of and to vote at the annual meeting. At the close of business on the record date, Cadence had approximately 278,082,647 shares of common stock outstanding and entitled to vote. Each holder of record of common stock outstanding on the record date will be entitled to one vote for each share held on all matters to be voted on at the annual meeting.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

The presence in person or by proxy of a majority of the shares of Cadence common stock outstanding and entitled to vote on the record date is required for a quorum at the annual meeting. Both abstentions and broker non-votes are counted as present for purposes of determining the presence of a quorum, but broker non-votes will not be counted towards the tabulation of votes cast on proposals presented to stockholders.

“Broker non-votes” include shares for which a bank, broker or other nominee (i.e., record) holder has not received voting instructions from the beneficial owner and for which the nominee holder does not have discretionary power to vote on a particular matter. Under the rules that govern brokers who are record owners of shares that are held in brokerage accounts for the beneficial owners of the shares, brokers who do not receive voting instructions from their clients have the discretion to vote uninstructed shares on routine matters but have no discretion to vote such uninstructed shares on non-routine matters. The proposals to be voted on at the annual meeting include both routine matters, such as the election of directors and the ratification of independent auditors, and non-routine matters such as the proposals regarding the 1987 Stock Incentive Plan and the stockholder proposal.

VOTE REQUIRED

The election of directors at the annual meeting requires the affirmative vote of a plurality of the votes cast at the annual meeting.

Each other item to be voted on at the annual meeting requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting.

All votes will be tabulated by a representative of the inspector of elections appointed for the annual meeting. This representative will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Mellon Investor Services LLC has been appointed as the inspector of elections for the annual meeting.

REVOCABILITY OF PROXIES

Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing a written notice of revocation or a duly executed proxy bearing a later date with the Cadence Corporate Secretary at Cadence’s principal executive offices, located at 2655 Seely Avenue, Building 5, San Jose, California 95134, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, be sufficient to revoke a proxy. Accessing the webcast of the annual meeting will not, by itself, constitute attendance at the annual meeting and will not enable a stockholder to revoke his, her or its proxy using the Internet.

SOLICITATION

Cadence will bear the entire cost of soliciting proxies, including the preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders in connection with the matters to be voted on at the annual meeting. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of Cadence common stock beneficially owned by others for forwarding to the beneficial owners. Cadence will reimburse persons representing beneficial owners of its common stock for their costs of forwarding solicitation materials to the beneficial owners. The solicitation of proxies through this proxy statement may be supplemented by telephone, facsimile, use of the Internet, or personal solicitation by directors, officers or other employees of Cadence and by Georgeson Inc., which is referred to in this proxy statement as Georgeson. Cadence has retained Georgeson to solicit proxies for a fee of approximately $8,500, plus reasonable expenses, and has separately retained Georgeson to prepare a stockholder vote analysis of certain proposals. No additional compensation will be paid to directors, officers or other employees of Cadence or any of its subsidiaries for their services in soliciting proxies.

HOUSEHOLDING INFORMATION

The Securities and Exchange Commission, which is referred to in this proxy statement as the SEC, has adopted rules that allow companies and intermediaries, such as brokers, to deliver a single copy of certain proxy materials to certain stockholders who share the same address, a practice referred to as “householding.” Some banks, brokers and other nominees will be householding Cadence’s proxy materials unless contrary instructions are received from the affected stockholders. Once you have received notice from your broker or other nominee holder of your Cadence common stock that the broker or other nominee holder will be householding proxy materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, or if you are receiving multiple copies of the proxy statement and annual report and wish to receive only one copy, please notify your broker or other nominee holder of your Cadence common stock. You may also request additional copies of Cadence’s annual report and/or proxy statement by writing to Cadence’s Corporate Secretary at 2655 Seely Avenue, Building 5, San Jose, California 95134, or by calling Cadence’s Investor Relations Group at 1-877-236-5972. Additionally, copies of Cadence’s SEC filings and certain other submissions are made available free of charge on the investor relations page of Cadence’s website at www.cadence.com as soon as practicable after we have electronically filed or furnished these documents with the SEC.

CORPORATE GOVERNANCE

Cadence’s common stock is listed on the NASDAQ Global Select Market, which is referred to in this proxy statement as NASDAQ.

Cadence and its Board of Directors, which is also referred to in this proxy statement as the Board, regularly review and evaluate Cadence’s corporate governance practices. Cadence’s corporate governance documents are posted on the investor relations page of its website at www.cadence.com. Printed copies of these documents are also available to stockholders upon written request directed to Cadence’s Corporate Secretary at 2655 Seely Avenue, Building 5, San Jose, California 95134.

CORPORATE GOVERNANCE GUIDELINES

The Board of Directors of Cadence has adopted Corporate Governance Guidelines for the Board, which cover various topics relating to the Board and its activities including, but not limited to, the selection and composition of the Board, Board leadership, compensation of directors, responsibilities of directors, Board access to senior management and outside advisors, meeting procedures and committee matters. The Corporate Governance and Nominating Committee periodically reviews the Corporate Governance Guidelines, which may be amended by the Board at any time. The Corporate Governance Guidelines were most recently amended in February 2007.

CODE OF BUSINESS CONDUCT

Cadence has adopted a Code of Business Conduct to provide standards for ethical conduct in dealing with customers, suppliers, agents, political entities and others. The Code of Business Conduct applies to all Cadence directors, officers and employees (and those of its subsidiaries), including Cadence’s Chief Executive Officer and Chief Financial Officer. Compliance with the Code of Business Conduct is a condition of continued service to or employment with Cadence. The Code of Business Conduct covers topics including, but not limited to, integrity and confidentiality of assets and information, conflicts of interest, compliance with federal and state securities laws, employment practices, payment practices, compliance with competition laws and regulations, and compliance with other laws.

Except as provided by applicable law, each person subject to the Code of Business Conduct has the responsibility to report any possible misconduct, including unethical business practices, violations of the code and apparent or suspected illegal activities, in the following manner:

•	Employees must report to the Office of the General Counsel or, in the event the report concerns a Cadence executive officer, to the General Counsel or the chair of the Corporate Governance and Nominating Committee;

•	Executive officers must report to the General Counsel or, if the report concerns the General Counsel, to the chair of the Corporate Governance and Nominating Committee; and

•	Directors must report to the chair of the Corporate Governance and Nominating Committee or, if the report concerns the chair of that committee, to another member of the committee.

Any waiver of a provision of the Code of Business Conduct with respect to a director or an executive officer may only be made by the Board or the Corporate Governance and Nominating Committee. Any waivers for other employees may be granted only by the Chief Executive Officer or the General Counsel, or their respective designees. Cadence will file with the SEC on Form 8-K amendments to the Code of Business Conduct and any waiver of its provisions made with respect to any director or executive officer as required under applicable SEC rules.

STOCK OWNERSHIP GUIDELINES

Cadence’s Board of Directors has adopted Stock Ownership Guidelines to align the interests of its directors and executive officers with the interests of stockholders and to further promote Cadence’s commitment to sound corporate governance. Cadence does not require that directors or executive officers own a specific number of shares because it expects that directors and executive officers will act in Cadence’s best interests regardless of the number of shares they own. However, the Board has established share ownership guidelines for its members and Cadence’s executive officers. Each member of Cadence’s Board of Directors is encouraged to hold at least 5,000 shares of Cadence common stock within the first two years of his or her election to the Board, and Cadence’s executive officers are encouraged to hold at least the following number of shares of Cadence common stock no later than five years after the date of his or her designation to the following offices: Chief Executive Officer — 100,000 shares; Chief Financial Officer and Executive Vice Presidents — 50,000 shares; and Senior Vice Presidents — 25,000 shares. All directors and executive officers met the Stock Ownership Guidelines as of the record date.

CADENCE’S BOARD OF DIRECTORS

DIRECTOR INDEPENDENCE

Cadence’s Corporate Governance Guidelines require that at least a majority of the Board of Directors be “independent directors” within the meaning of the corporate governance listing standards of NASDAQ. To be “independent” a director must not have a relationship that, in the opinion of the Board, would interfere with his or her exercise of independent judgment in carrying out the responsibilities of a Cadence director. In making these determinations, the Board considers all relevant facts and circumstances and applies the following standards:

•	A director who is employed by Cadence or any of its subsidiaries, or whose family member is an employee of Cadence or any of its subsidiaries, is not independent until three years after the end of the employment relationship;

•	A director who accepts, or whose family member accepts, more than $60,000 in payments from Cadence or any of its subsidiaries, other than compensation for Board or Board committee service, payments arising solely from investments in Cadence securities, compensation paid to a family member who is a non-executive employee of Cadence or any of its subsidiaries and benefits under a tax-qualified retirement plan or non-discretionary compensation, during any period of twelve consecutive months is not independent until three years after his or her receipt of such payments;

•	A director who is, or whose family member is, a current partner or employee of Cadence’s external auditor is not independent;

•	A director who was, or whose family member was, a partner or employee of Cadence’s external auditor who worked on Cadence’s audit during that time is not independent until three years after the end of the employment relationship;

•	A director who is, or whose family member is, employed as an executive officer of another entity for which at any time during the past three years any of Cadence’s executive officers served on the compensation committee of such entity is not independent; and

•	A director who is, or whose family member is, a partner in, or a controlling stockholder or executive officer of, any organization to which Cadence made, or from which Cadence received, payments for property or services in the current fiscal year or any of the past three fiscal years that exceed in such year the greater of 5% of the recipient’s consolidated gross revenues or $200,000, other than payments arising solely from investments in Cadence securities or payments under non-discretionary charitable contribution matching programs, is not independent until three years after such payments are made or received.

The Board has determined that Mr. Lucas, Mr. Scalise, Dr. Shoven, Mr. Siboni, Mr. Swainson and Mr. Tan, who constitute a majority of the Board, are “independent directors” within the meaning of the corporate governance listing standards of NASDAQ.

BOARD MEETINGS

During the fiscal year ended December 30, 2006, Cadence’s Board of Directors held five meetings, in addition to taking other actions by unanimous written consent in lieu of a meeting. Each Board member attended more than 75% of the meetings of the Board and of the committees on which he served that were held during the period for which he was a director or committee member during fiscal 2006. Cadence’s Corporate Governance Guidelines encourage directors to attend its annual meetings of stockholders. All of Cadence’s then current directors attended the 2006 Annual Meeting of Stockholders.

Under Cadence’s Corporate Governance Guidelines, Cadence’s independent directors meet separately at regularly scheduled sessions and at least twice annually. Pursuant to Cadence’s Corporate Governance Guidelines, Dr. Shoven, as the Chairman of the Board and an independent director, presides over meetings of the independent directors.

CONTACTING THE BOARD OF DIRECTORS

Stockholders interested in communicating directly with the Board may do so by sending a letter to the Cadence Board of Directors, or to any individual director, group of directors or committee of the Board, c/o the Office of the Corporate Secretary, Cadence Design Systems, Inc., 2655 Seely Avenue, Building 5, San Jose, California 95134. Inquiries and other communications may be submitted anonymously and confidentially. The Office of the Corporate Secretary will review the correspondence and forward it to the individual director, group of directors or committee of the Board to whom the communication is directed, as applicable, if the communication is relevant to Cadence’s business and financial operations, policies and corporate philosophies.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors currently has the following committees:

•	Audit Committee
•	Compensation Committee
•	Corporate Governance and Nominating Committee
•	Finance Committee
•	Technology Committee

Each of the above committees has a written charter approved by the Board. The charters of the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee are posted on the investor relations page of Cadence’s website at www.cadence.com. The members and chairs of the committees are identified in the following table.

Corporate
Governance and
Director	Audit	Compensation	Nominating	Finance	Technology
Michael J. Fister					✓
Donald L. Lucas	✓	Chair		Chair
Dr. Alberto Sangiovanni-Vincentelli					Chair
George M. Scalise		✓	✓
Dr. John B. Shoven	✓	✓	Chair
Roger S. Siboni	Chair		✓	✓
John A.C. Swainson			✓
Lip-Bu Tan				✓	✓

Audit Committee

The Board has determined that all members of the Audit Committee are independent as defined by the NASDAQ corporate governance listing standards and Rule 10A-3 of the Securities Exchange Act of 1934, as amended, which is referred to in this proxy statement as the Exchange Act. The Board has also determined that each of Mr. Lucas, Dr. Shoven and Mr. Siboni, constituting all the members of the Audit Committee, is an “audit committee financial expert” as defined by rules promulgated by the SEC. In addition, the Board has determined that each Audit Committee member is able to read and understand fundamental financial statements and, other than strictly in his capacity as a member of the Board or a committee of the Board, has not participated in preparing Cadence’s financial statements in any of the past three years.

The Audit Committee charter was most recently amended in February 2006 and complies with the NASDAQ corporate governance listing standards. The duties and responsibilities of the Audit Committee include:

•	Appointing, retaining, compensating, evaluating, overseeing and terminating Cadence’s independent auditors and annually evaluating the qualifications, performance and independence of the independent auditors, including an evaluation of the lead partner of the independent auditors;

•	Pre-approving all audit and permissible non-audit services to be provided by the independent auditors and establishing policies and procedures for such pre-approval;

•	Reviewing and discussing with the independent auditors their report regarding all relationships or services between Cadence and the independent auditors and any other relationship or services that may impact the objectivity and independence of the independent auditors;

•	Reviewing with the independent auditors their audit procedures, including the scope and timing of the audit, the results of the annual audit and any audit problems or difficulties and management’s response to any such problems or difficulties;

•	Meeting to review with management and the independent auditors Cadence’s annual and quarterly financial statements, reports and specific disclosures, and recommending to the Board whether the financial statements should be included in Cadence’s annual report on SEC Form 10-K;

•	Reviewing and discussing the adequacy and effectiveness of Cadence’s internal controls and disclosure controls and procedures; and

•	Establishing and overseeing procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls or auditing matters, including a system for the confidential anonymous submission of accounting or auditing concerns by Cadence employees.

The Audit Committee held nine meetings during fiscal 2006. See “Report of the Audit Committee” below for more information.

Compensation Committee

The Board has determined that all Compensation Committee members are independent as defined by the NASDAQ corporate governance listing standards. In addition, all Compensation Committee members are “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, which is referred to in this proxy statement as the Code, to allow Cadence a tax deduction for certain employee compensation exceeding $1,000,000 for an individual. All Compensation Committee members are also “outside directors” within the meaning of Exchange Act Rule 16b-3 to exempt certain option grants and similar transactions from the short-swing profits prohibition of Section 16 of the Exchange Act.

The Compensation Committee charter was most recently amended in February 2007. The duties and responsibilities of the Compensation Committee include:

•	Reviewing and approving corporate goals and objectives relevant to the compensation of Cadence’s Chief Executive Officer, or CEO, and any director who is also a Cadence employee, evaluating the performance of the CEO and any employee director in light of those goals and objectives and determining and approving, either as a committee or together with the independent directors of the Board, the compensation of the CEO and any employee director based on such evaluation;

•	Overseeing the evaluation of Cadence’s management;

•	Reporting to the Board, at least annually, on CEO succession planning;

•	Reviewing compensation programs and determining the compensation of Cadence’s executive officers;

•	Reviewing and discussing with management Cadence’s Compensation Discussion and Analysis and related disclosures that are required be included in Cadence’s annual report and proxy statement; recommending to the Board, based on the review and discussions, whether the Compensation Discussion and Analysis should be included in the annual report and proxy statement; and preparing the compensation committee report that SEC rules require be included in the annual report and proxy statement; and

•	Reviewing and amending, and, in certain cases, administering Cadence’s general compensation plans including:

•	Equity incentive and stock purchase plans;

•	Benefit programs; and

•	Bonus plans.

The Compensation Committee held six meetings during fiscal 2006. See “Report of the Compensation Committee of the Board of Directors on Executive Compensation” below for more information.

Corporate Governance and Nominating Committee

The Board has determined that all Corporate Governance and Nominating Committee members are independent as defined by the NASDAQ corporate governance listing standards.

The Corporate Governance and Nominating Committee charter was most recently amended in February 2007. The duties and responsibilities of the Corporate Governance and Nominating Committee include:

•	Determining any criteria for selecting new directors;

•	Interviewing and evaluating candidates for Board membership;

•	Evaluating director nominees recommended by stockholders;

•	Selecting, or recommending that the Board select, director nominees for election at the next annual meeting of stockholders;

•	Reviewing Cadence’s Corporate Governance Guidelines and Code of Business Conduct;

•	Overseeing the administration of Cadence’s Code of Business Conduct and administering the Code of Business Conduct with respect to Cadence’s directors and executive officers;

•	Reviewing and approving any related person transactions involving Cadence directors and executive officers and establishing policies and procedures for the review, approval and ratification of such transactions; and

•	Overseeing the annual evaluation of the Board and its committees.

The Corporate Governance and Nominating Committee employs a variety of methods to identify and evaluate director nominees. The committee periodically assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement of directors or otherwise, and the need for particular expertise on the Board. If vacancies are anticipated or otherwise arise, the committee considers potential candidates for director. Additionally, candidates may come to the attention of the committee through current Board members, officers, professional search firms, stockholders or other persons. These candidates are evaluated at regular or special meetings of the committee, and may be considered at any point during the year. In connection with this evaluation, the Corporate Governance and Nominating Committee determines whether to interview the prospective nominee and, as warranted, one or more members of the committee, and others as appropriate, interview prospective nominees in person or by telephone. After completing this evaluation and interview, the committee makes a recommendation to the full Board as to the persons who should be nominated or elected by the Board, and the Board determines whether to reject, elect or nominate the candidate, as the case may be, after considering the recommendation of the committee. The Corporate Governance and Nominating Committee will consider individuals recommended by stockholders for nomination as a director pursuant to the provisions of Cadence’s Bylaws relating to stockholder nominations. A stockholder who wishes to recommend a prospective nominee for the Board should notify Cadence’s Corporate Secretary or the Corporate Governance and Nominating Committee in writing with the supporting material required by Cadence’s Bylaws as described under “Other Matters — Stockholder Proposals and Nominations” below, and any other material the stockholder considers necessary or appropriate.

Although the Board currently has no defined minimum criteria for consideration or continued service as a director, the Corporate Governance and Nominating Committee evaluates prospective nominees against the standards and qualifications set out in Cadence’s Corporate Governance Guidelines and other relevant factors as it deems appropriate. Among the factors the Board may consider are the current composition of the Board, the need for particular expertise, and the prospective nominee’s experience, judgment, understanding of electronic design and semiconductor technologies, and other relevant characteristics. At least a majority of directors on the Board must be “independent” as defined by the NASDAQ corporate governance listing standards and as determined by the Board.

The Corporate Governance and Nominating Committee held three meetings during fiscal 2006.

Finance Committee

The Finance Committee (formerly the Venture Committee), on behalf of the Board, monitors the liquidation of Telos Venture Partners L.P., Telos Venture Partners II, L.P. and Telos Venture Partners III, L.P., which are venture capital funds in which Cadence is or was a limited partner. The Finance Committee also evaluates and approves financings, mergers, acquisitions, divestitures and other financial commitments of Cadence to unaffiliated third parties that involve amounts greater than $10 million and up to $50 million.

The Finance Committee held four meetings during fiscal 2006.

Technology Committee

The Technology Committee monitors trends in technology that may affect Cadence’s strategic plans, advises the Board regarding Cadence’s research and development activities and reviews and makes recommendations to management regarding Cadence’s leading technologists and researchers. The Technology Committee held eleven meetings during fiscal 2006.

COMPENSATION OF DIRECTORS

Directors who are Cadence employees do not receive additional compensation for their service on the Board. The following table sets forth the compensation earned by Cadence’s non-employee directors for their service on the Board in 2006:

DIRECTOR COMPENSATION FOR FISCAL 2006

	Fees Earned	Option	All Other
	or Paid in Cash	Awards (1)(2)	Compensation (3)	Total
Name	($)	($)	($)	($)

Donald L. Lucas	188,000	141,806	6,598	336,404
Dr. Alberto Sangiovanni-Vincentelli	148,000	141,806	186,000	475,806
George M. Scalise	107,000	141,806	—	248,806
Dr. John B. Shoven	199,000	252,490	3,365	454,855
Roger S. Siboni	154,000	141,806	13,365	309,171
John A.C. Swainson	75,333	110,683	—	186,016
Lip-Bu Tan	119,000	141,806	6,187	266,993

(1)	At December 30, 2006, the aggregate number of outstanding options held by each director was as follows: Mr. Lucas — 357,500; Dr. Sangiovanni-Vincentelli — 395,000; Mr. Scalise — 237,500; Dr. Shoven — 343,750; Mr. Siboni — 210,625; Mr. Swainson — 25,000; and Mr. Tan — 81,250.

(2)	The assumptions made in the valuation of such options are set forth in Note 4 to the Notes to Consolidated Financial Statements in Cadence’s Annual Report on Form 10-K for the year ended December 30, 2006. The grant date fair value of the options granted to each non-employee director except Dr. Shoven during 2006 was $147,578 (it was $295,155 for Dr. Shoven).

(3)	Other Compensation for Messrs. Lucas, Siboni and Tan and Dr. Shoven consists of payments pursuant to the director health care and prescription drug insurance coverage plan described below. Other Compensation for Dr. Sangiovanni-Vincentelli consists of the consulting fees and director fees described below.

A “non-employee director” is a Cadence director who is not otherwise an employee of Cadence or an affiliate of Cadence. The annual retainer for non-employee directors is $80,000 per year. The annual retainer for a non-employee director serving as Chairman of the Board is $80,000, which is in addition to the annual retainer for non-employee directors. A non-employee director serving as Chairman of the Audit, Finance or Technology Committee receives a fee of $40,000 per year and a non-employee director serving as Chairman of the Corporate Governance and Nominating Committee or the Compensation Committee receives a fee of $20,000 per year. However, a non-employee director serving as Chairman of the Board is not eligible to receive fees for service as the Chairman of these committees of the Board.

As a result, each non-employee director of Cadence other than Mr. Swainson earned the $80,000 annual retainer for his service on the Board in 2006. Mr. Swainson earned a prorated portion of the $80,000 annual retainer for his service as a non-employee director of Cadence from February 2006 through December 2006. In addition to the $80,000 retainer for his service as a non-employee director of the Board, Dr. Shoven earned the $80,000 retainer for his service as Chairman of the Board in 2006. In addition to the annual retainer, Mr. Siboni and Dr. Sangiovanni-Vincentelli each earned an annual fee of $40,000 for his service as Chairman of the Audit Committee and Technology Committee, respectively. Mr. Lucas earned an annual fee of $20,000 for his service as the Chairman of the Compensation Committee and $40,000 for his service as the Chairman of the Finance Committee. Non-employee directors were also paid $2,000 for each Board or committee meeting attended in person and $1,000 for each Board or committee meeting attended by telephone. No additional compensation was paid when the Board or a committee acted by unanimous written consent in lieu of a meeting. Non-employee members of the Board were also eligible for reimbursement of their expenses incurred in connection with attendance at Board meetings in accordance with Cadence policy.

Each non-employee director also receives stock option grants under Cadence’s 1995 Directors Stock Option Plan, as amended, which is referred to in this proxy statement as the Directors Plan. Only non-employee directors are eligible to receive options under the Directors Plan.

Under the Directors Plan, each non-employee director is automatically granted a one-time option upon joining the Board to purchase the number of shares of Cadence common stock equal to 6,250 multiplied by the number of full calendar quarters between the date the director’s service begins and the next April 1st. A director is considered to have served the entire calendar quarter if he or she becomes a director at any time during the first half of the quarter. These initial grants vest and become exercisable in full on the March 31st following the grant date and have an exercise price equal to the fair market value of Cadence common stock on the grant date.

In addition, every April 1st, each non-employee director is automatically granted an option to purchase 25,000 shares of Cadence common stock and a non-employee director serving as Chairman of the Board is automatically granted an additional option to purchase 25,000 shares of common stock. These annual option grants vest and become exercisable in full on the March 31st following the grant date and have an exercise price equal to the fair market value of Cadence common stock on the grant date.

Directors may elect to defer compensation payable to them under Cadence’s 1994 Deferred Compensation Plan. These deferred compensation payments are held in accounts with values indexed to the performance of selected mutual funds or money market accounts.

Prior to December 31, 2006, directors could also elect to defer receipt of all or any portion of the compensation payable to them by Cadence under Cadence’s 2002 Deferred Compensation Venture Investment Plan. Compensation deferred under this plan was invested in Telos Venture Partners II, L.P. or Telos Venture Partners III, L.P., which are venture capital funds in which Cadence is or was a limited partner.

In addition, a health care and prescription drug insurance coverage plan is available for active non-employee directors and eligible retired directors and their dependents. All non-employee directors are eligible for the plan during their term of service on the Board. Retired employee and non-employee directors will be eligible for the plan for a term not to exceed their term of service on the Board. Under the plan, Cadence reimburses 100% of the premium for participants and their dependents up to a maximum of $15,000 per year, which maximum amount may be adjusted for future changes in health care costs. In addition, benefits under the plan are fully taxable to the participants and Cadence does not defray any such taxes. Mr. Lucas, Dr. Shoven, Mr. Siboni and Mr. Tan maintained health insurance coverage under this plan in 2006.

Dr. Sangiovanni-Vincentelli earned $55,000 for consulting services performed for Cadence in 2006. Cadence and Dr. Sangiovanni-Vincentelli have entered into a consulting agreement which provides for an annual consulting fee of $55,000 and reimbursement of reasonable costs and expenses incurred in the performance of work under the consulting agreement in accordance with Cadence policy. The consulting agreement also contains confidentiality and non-solicitation provisions in favor of Cadence. Dr. Sangiovanni-Vincentelli’s consulting services consisted of providing technical and strategic advice to Cadence’s CEO with respect to potential acquisitions and organizational and customer relations matters, serving as facilitator in customer and partner meetings to discuss industry trends, collaboration on technology and business issues, representing Cadence at industry, technical and government events, and participating in setting the direction of the Cadence Berkeley Labs and of Cadence’s research partnerships. Dr. Sangiovanni-Vincentelli has provided consulting services to Cadence, or one of its predecessor corporations, since 1983, and is expected to render similar services throughout 2007. Cadence does not have any comparable arrangements with other consultants and, as a result, has no basis for comparing the terms of Dr. Sangiovanni-Vincentelli’s arrangement with others. In addition, Dr. Sangiovanni-Vincentelli is the Scientific Director of PARADES-EEIG, an Italian not-for-profit entity engaged in research related to electronic systems engineering. By contract, a Cadence subsidiary contributes up to 50% of the annual funding needs of PARADES-EEIG. For his services to PARADES-EEIG in 2006, Dr. Sangiovanni-Vincentelli earned 92,400 euros (approximately $116,000 based on the average foreign currency exchange rate in 2006). Dr. Sangiovanni-Vincentelli is also a member of the board of directors of Accent S.p.a., an Italian company that provides microelectronics product design and realization services as well as semiconductor IP licensing. Cadence owns approximately 22% of the equity interests in Accent. For his services as a director of Accent in 2006, Dr. Sangiovanni-Vincentelli earned 12,000 euros (approximately $15,000 based on the average foreign currency exchange rate in 2006).

PROPOSAL 1

ELECTION OF DIRECTORS

The Corporate Governance and Nominating Committee of the Board has recommended, and the Board has nominated, the eight nominees named below for election to Cadence’s Board of Directors. Each director elected at the annual meeting will hold office until the 2008 Annual Meeting of Stockholders and until his successor is elected and qualified, or until the director’s earlier death, resignation or removal. Each nominee listed below is currently a Cadence director. All of the nominees have previously been elected by Cadence’s stockholders.

VOTE REQUIRED AND BOARD RECOMMENDATION

Shares represented by executed proxies will be voted FOR the election of the eight nominees named below, if authority to do so is not withheld. Directors are elected by a plurality of the votes cast at the annual meeting. If any nominee should be unavailable for election as a result of unexpected circumstances, shares will be voted for the election of any substitute nominee named by the Board. Each person nominated for election has agreed to be named in this proxy statement and to serve if elected, and Cadence has no reason to believe that any nominee will be unable to serve.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF
EACH NAMED NOMINEE.

NOMINEES

The names of the nominees and certain information about them, including term of service as a Cadence director and age as of the 2007 Annual Meeting of Stockholders, are set forth below:

Name and Principal Occupation	Business Experience and Directorships

Michael J. Fister 52 Years Old Director Since 2004 President and Chief Executive Officer, Cadence Design Systems, Inc.	Michael J. Fister has served as President and Chief Executive Officer of Cadence since May 2004. Prior to joining Cadence, Mr. Fister spent 17 years at Intel Corporation, where he was most recently Senior Vice President and General Manager of the company’s Enterprise Platforms Group. Mr. Fister is a graduate of the University of Cincinnati where he received B.S. and M.S. degrees in electrical engineering. Mr. Fister also serves as a director of Autodesk, Inc.

Donald L. Lucas 77 Years Old Director Since 1988 Private venture capital investor	Donald L. Lucas served as Chairman of the Board of Cadence from 1988 until May 2004. From its inception in 1983 until 1987, Mr. Lucas served as Chairman of the Board and a director of SDA Systems, Inc., a predecessor of Cadence. Mr. Lucas has been a private venture capital investor since 1960. Mr. Lucas also serves as a director of 51job, Inc., DexCom, Inc., Oracle Corporation and Vimicro International Corporation.

Dr. Alberto Sangiovanni-Vincentelli 59 Years Old Director Since 1992 Professor of Electrical Engineering and Computer Sciences, University of California, Berkeley	Dr. Alberto Sangiovanni-Vincentelli serves as a consultant to Cadence, providing services as Chief Technology Advisor, and has served as a consultant to Cadence, or one of its predecessor corporations, since 1983. Dr. Sangiovanni-Vincentelli was a co-founder of SDA Systems, Inc., a predecessor of Cadence. Dr. Sangiovanni-Vincentelli has been a Professor of Electrical Engineering and Computer Sciences at the University of California, Berkeley since 1976, where he holds The Edgar L. & Harold H. Buttner Chair of Electrical Engineering. In 1998, Dr. Sangiovanni-Vincentelli was elected to the National Academy of Engineering and, in 2001, was honored by the Electronic Design Automation Consortium with the Kaufman Award, honoring an individual who has contributed to creating or driving technological advances that have had measurable impact on the productivity of design engineers.

George M. Scalise 73 Years Old Director Since 1989 President, Semiconductor Industry Association	George M. Scalise has served as President of the Semiconductor Industry Association, an association of semiconductor manufacturers and suppliers, since June 1997. Mr. Scalise served on the Board of Directors of the Federal Reserve Bank of San Francisco from January 2000 until December 2005, including as Deputy Chairman from January 2001 until May 2003 and as Chairman from May 2003 until December 2005. Mr. Scalise served as Executive Vice President and Chief Administrative Officer of Apple Computer, Inc. from March 1996 to May 1997. Mr. Scalise also served as Senior Vice President of Planning and Development and Chief Administrative Officer of National Semiconductor Corporation from 1991 to 1996. Mr. Scalise currently serves on President George W. Bush’s Council of Advisors on Science and Technology.

Name and Principal Occupation	Business Experience and Directorships

Dr. John B. Shoven 59 Years Old Director Since 1992 Professor of Economics, Stanford University	Dr. John B. Shoven has served as Chairman of the Board since July 2005. Dr. Shoven is currently the Charles R. Schwab Professor of Economics at Stanford University, where he has taught since 1973. Dr. Shoven has served as director of the Stanford Institute for Economics Policy Research since November 1999 and served in that capacity from 1989 to 1993. Dr. Shoven served as Chairman of the Economics Department at Stanford University from 1986 to 1989 and as Dean of the School of Humanities and Sciences from 1993 to 1998. Dr. Shoven is a member of the American Academy of Arts and Sciences and a member of the Mountain View Board of American Century Funds.

Roger S. Siboni 52 Years Old Director Since 1999 Independent Investor	Mr. Siboni served as Chairman of the Board of Epiphany, Inc., a software company which provides customer relationship management solutions, from July 2003 until October 2005 and as President and Chief Executive Officer of Epiphany, Inc. from August 1998 to July 2003. Prior to joining Epiphany, Mr. Siboni spent more than 20 years at KPMG LLP, most recently as its Deputy Chairman and Chief Operating Officer. Mr. Siboni also serves as a director of Dolby Laboratories, Inc.

John A.C. Swainson 52 Years Old Director Since 2006 President and Chief Executive Officer, CA, Inc.	John A.C. Swainson has served as the President and Chief Executive Officer of CA, Inc. since February 2005 and as President and Director since November 2004. Prior to joining CA, Inc., Mr. Swainson was Vice President of Worldwide Sales and Marketing of IBM Corporation’s Software Group from July 2004 to November 2004 and General Manager of the Application Integration and Middleware division of IBM’s Software Group from 1997 to July 2004. Mr. Swainson received a bachelor of applied science degree in engineering from the University of British Columbia.

Lip-Bu Tan 47 Years Old Director Since 2004 Chairman, Walden International	Lip-Bu Tan is the founder and Chairman of Walden International, an international venture capital firm founded in 1987. Mr. Tan also serves as a director of Creative Technology Ltd., Flextronics International Ltd., Integrated Silicon Solution, Inc., Semiconductor Manufacturing International Corporation and SINA Corporation. Mr. Tan received an M.S. in nuclear engineering from the Massachusetts Institute of Technology, an MBA from the University of San Francisco, and a B.S. from Nanyang University in Singapore.

PROPOSAL 2

APPROVAL OF AMENDMENT AND RESTATEMENT OF THE 1987 STOCK INCENTIVE PLAN

The 1987 Stock Incentive Plan, which is referred to in this proxy statement as the 1987 Plan, was adopted by the Board in April 1987 and subsequently approved by Cadence’s stockholders.

In February 2007, the Compensation Committee approved, subject to stockholder approval, the amendment and restatement of the 1987 Plan to, among other things, extend the term of the 1987 Plan by ten (10) years to continue in effect until May 8, 2017. All other changes to the 1987 Plan for purposes of this Proposal 2 were immaterial in nature.

As of March 21, 2007, 3,019,099 shares of common stock remained available for issuance under the 1987 Plan and, of those shares, 816,975 shares of common stock authorized for issuance as incentive stock awards under the 1987 Plan remained available for issuance.

REASONS FOR THE PROPOSED AMENDMENT AND RESTATEMENT

Cadence is seeking stockholder approval of the amendment and restatement of the 1987 Plan to continue to be able to attract, retain and motivate its executive officers. Upon stockholder approval, the term of the 1987 Plan will be extended for an additional 10 years, which will enable Cadence to continue to grant equity awards to its executive officers at levels determined by the Board to be necessary to attract, retain and motivate the individuals who will be critical to Cadence’s success in achieving its business objectives and thereby creating greater value for all Cadence stockholders.

The 1987 Plan is Cadence’s only equity compensation plan under which executive officers are eligible to receive equity-based compensation awards. Cadence believes that equity compensation aligns the interests of its executive officers and other employees with the interests of its other stockholders. Stockholder approval of the proposed amendment and restatement of the 1987 Plan, as described above, is a critical component of Cadence’s equity compensation policies. Absent stockholder approval of the extension of the 1987 Plan, it will terminate pursuant to its terms on May 21, 2007. If the 1987 Plan terminates, Cadence will not be able to continue to grant incentive stock or options to its executive officers. The ability to grant equity-based compensation to executive officers is a critical component of Cadence’s compensation policies that seek to align the interests of its executive officers with the interests of stockholders. The inability to grant equity-based compensation awards to executive officers would likely result in a substantial increase in the cash compensation paid to these officers in order to attract and retain their services.

It is important to note that with the proposed amendment and restatement under this Proposal 2 Cadence is not seeking to increase the number of authorized shares available for grant under the 1987 Plan.

In this era of fierce global competition for the services of talented individuals, the ability to attract, retain and motivate the most critical executives has become vital to Cadence’s success. Accordingly, the Board seeks approval of the proposal to amend and restate the 1987 Plan to facilitate Cadence’s ability to achieve the important equity compensation goals described above.

Section 162(m)

The Board believes that it is in the best interests of Cadence and its stockholders to continue to provide an equity incentive plan under which equity-based compensation awards made to executive officers can qualify for deductibility for federal income tax purposes. The 1987 Plan has been structured in a manner such that awards granted under it can satisfy the requirements for “performance-based” compensation within the meaning of Section 162(m) of the Code. In general, under Section 162(m), in order for Cadence to be able to deduct compensation in excess of $1,000,000 paid in any one year to Cadence’s Chief Executive Officer or any of Cadence’s four other most highly compensated executive officers, such compensation must qualify as “performance-based.” One of the requirements of “performance-based” compensation for purposes of Section 162(m) is that the material terms of the performance goals under which compensation may be paid be disclosed to and approved by Cadence’s stockholders.

For purposes of Section 162(m), the material terms include (i) the employees eligible to receive compensation, (ii) a description of the business criteria on which the performance goal is based, and (iii) the maximum amount of compensation that can be paid to an employee under the performance goal. With respect to awards of incentive stock under the 1987 Plan, each of these aspects is discussed below, and stockholder approval of the amendment and restatement of the 1987 Plan will be deemed to constitute approval of each of these aspects of the 1987 Plan for purposes of the approval requirements of Section 162(m).

VOTE REQUIRED AND BOARD RECOMMENDATION

The Board recommends a vote FOR approval of the amendment and restatement of the 1987 Plan. The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the proposal is required for approval of this proposal. Abstentions will be treated as being present and entitled to vote on the proposal and, therefore, will have the effect of votes against the proposal. Broker non-votes will be treated as not being entitled to vote on the proposal and, therefore, are not counted for purposes of determining whether the proposal has been approved. Unless marked to the contrary, proxies received will be voted FOR approval of the amendment and restatement of the 1987 Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

SUMMARY OF THE 1987 PLAN

The following summary of the material provisions of the 1987 Plan, as amended and restated, is qualified in its entirety by the complete text of the 1987 Plan, as amended and restated, a copy of which is attached as Appendix A to this proxy statement.

GENERAL

The 1987 Plan provides for the grant of incentive stock options, nonstatutory stock options and incentive stock awards. Incentive stock options granted under the 1987 Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code. Nonstatutory stock options granted under the 1987 Plan are intended not to qualify as incentive stock options under the Code. See “Federal Income Tax Information” below for a discussion of the tax treatment of awards that may be granted under the 1987 Plan.

PURPOSE

The 1987 Plan was adopted to provide a means by which employees of and consultants to Cadence and its affiliates (including officers and directors who are also employees or consultants) could be given an opportunity to purchase Cadence common stock or receive grants of incentive stock subject to performance-based or time-based vesting to attract and retain the services of persons most capable of filling these positions, and to provide incentives for these persons to exert maximum efforts for the success of Cadence and its affiliates. See “Reasons for the Proposed Amendment and Restatement” above.

ADMINISTRATION

The 1987 Plan provides that the Board administers the 1987 Plan and has the final power to interpret the 1987 Plan, including the power to prescribe, amend and rescind rules and regulations relating to the plan and to delegate administration of the 1987 Plan as described below. The Board has the power to determine which of the persons eligible under the 1987 Plan will be granted awards, the types of awards that will be granted, when and how each award will be granted, and the terms and provisions of each award to be granted in accordance with the provisions of the 1987 Plan. While Cadence intends to continue the vesting described under “Option Provisions — Option Exercise” below, the Board has the power to accelerate the exercise date and vesting of any stock award granted under the 1987 Plan.

The Board may delegate the administration of the 1987 Plan to a committee, such as Cadence’s Compensation Committee, consisting of one or more members of the Board. To the extent required to satisfy the requirements of Rule 16b-3 of the Exchange Act or Section 162(m) of the Code, any such committee will consist of two or more:

•	“Non-Employee Directors,” which would include a director who receives no compensation from Cadence other than for service on the Board or who does not receive additional compensation which exceeds the limits specified in the definition of “non-employee director” under Rule 16b-3 of the Exchange Act and otherwise meets the requirements under Rule 16b-3 for “non-employee directors”; or

•	“Outside Directors,” which would include a director who is neither a current or former officer nor a current employee of Cadence, and who receives no compensation from Cadence other than for service on the Board or who does not receive additional compensation which exceeds the limits specified under Section 162(m) of the Code.

Once appointed, the committee will continue to serve until otherwise directed by the Board. At any time, the Board or the committee may delegate to a committee of one or more members of the Board the authority to grant awards under the 1987 Plan. Members of the Board who are either eligible for awards or have been granted awards may vote on any matters affecting the administration of the 1987 Plan or the grant of any awards thereunder, but may not grant awards to themselves. However, such members may be counted in determining the existence of a quorum at a Board or committee meeting during which action is taken with respect to the granting of such awards.

The Board has delegated administration of the 1987 Plan to the Compensation Committee of the Board. However, any increase in the number of shares authorized for issuance under the 1987 Plan requires the approval of the full Board. As used in this proxy statement solely with respect to the 1987 Plan, the “Board” refers to any committee the Board appoints to administer the 1987 Plan as well as to the Board itself.

ELIGIBILITY

Incentive stock options may be granted under the 1987 Plan only to Cadence employees or employees of its affiliates. Employees of Cadence and its affiliates (including officers and directors who are also Cadence employees or employees of its affiliates) and consultants are eligible to receive nonstatutory stock options and incentive stock awards under the 1987 Plan. No incentive stock option may be granted under the 1987 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of Cadence or any of its affiliates, such person being referred to below as a 10% stockholder, unless the option exercise price is at least 110% of the fair market value of the common stock subject to the option on the grant date, and the term of the option does not exceed five years from the grant date. In addition, the aggregate fair market value, determined at the time of grant, of the shares of common stock with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year, under all other plans of Cadence and its affiliates, may not exceed $100,000.

No person may be granted awards under the 1987 Plan covering more than an aggregate of 2,216,702 shares of common stock in any calendar year.

Almost all of Cadence’s and its subsidiaries’ approximately 5,200 employees, including Cadence’s six executive officers, are eligible to receive awards under the 1987 Plan. Non-employee directors are not eligible to receive awards under the 1987 Plan.

STOCK SUBJECT TO THE 1987 PLAN

This proposed amendment and restatement does not increase the total number of shares available for issuance under the 1987 Plan. As of March 21, 2007, 3,019,099 shares of common stock (including 816,975 shares available for issuance as incentive stock awards) remained available for issuance of the 73,370,100 shares authorized over the life of the 1987 Plan, subject to the provisions of the 1987 Plan relating to adjustments upon changes in common stock described below. If any award granted under the 1987 Plan expires, becomes unexercisable, is forfeited or otherwise terminates, in whole or in part, without having been exercised, the unpurchased or forfeited shares again become available for issuance under the 1987 Plan. However, for purposes of Section 162(m) of the Code, stock awards that are cancelled, forfeited or treated as having been cancelled, count against the maximum number of shares for which stock awards may be granted to any person under the terms of the 1987 Plan.

OPTION PROVISIONS

The following describes the permissible terms of options granted under the 1987 Plan. Individual option grants may be more restrictive as to any or all of these permissible terms.

Exercise Price.  The exercise price of options granted under the 1987 Plan may not be less than the fair market value of Cadence’s common stock on the grant date. In the case of an incentive stock option granted to a 10% stockholder, the exercise price of the option may not be less than 110% of the fair market value on the grant date. Prior to January 1, 2007, the fair market value for purposes of the 1987 Plan was the average of the high and low prices of Cadence’s common stock on the grant date as reported by NASDAQ. As of January 1, 2007, the fair market value for purposes of the 1987 Plan is the closing price of Cadence’s common stock on the grant date as reported by NASDAQ.

Payment of Exercise Price.  The exercise price of options granted under the 1987 Plan may be paid by cash, check, shares of Cadence common stock with a fair market value on the date of surrender equal to the aggregate exercise price of the shares as to which the option is being exercised, or any combination of these methods, or other consideration and payment method as may be determined by the Board. In determining the type of consideration to accept, the Board considers whether the acceptance of such consideration may be reasonably expected to benefit Cadence. The particular forms of consideration available to exercise a specific option are set forth in the terms of the option agreement for that option.

Option Exercise.  Options granted under the 1987 Plan become exercisable at the times and under the conditions, including the achievement of performance or other criteria with respect to Cadence and/or the optionee, as determined by the Board. Shares covered by a majority of currently outstanding options under the 1987 Plan vest at the rate of 1/48th of the shares subject to the option each month following the grant date. The remaining outstanding options vest at a rate of 1/60th of the shares subject to the option each month. Shares covered by options granted in the future under the 1987 Plan may be subject to different vesting terms. The Board has the power to accelerate the time at which an option may first be exercised or the time during which an option will vest.

Term.  Prior to October 1, 2006, the maximum term of options granted under the 1987 was ten years. From and after October 1, 2006, the maximum term of options granted under the 1987 Plan is seven years. In all cases, the maximum term of incentive stock options granted to a 10% stockholder is five years. Options granted under the 1987 Plan generally terminate three months, or such longer period of time as determined by the Board, after termination of the optionee’s employment or consulting relationship with Cadence or one of its affiliates. However, if the optionee dies while an employee of or consultant to Cadence or one of its affiliates, the option may be exercised within three months after the optionee’s death, or such longer period of time as determined by the Board, by the optionee’s estate or by a person who acquires the right to exercise the option by bequest or inheritance, but only to the extent the right to exercise would have accrued had the optionee continued living three months after the date of death, or such longer period of time as determined by the Board. If the optionee dies within one month after termination of his or her employment or consulting relationship with Cadence or one of its affiliates, the option may be exercised within three months after the optionee’s death, or such longer period of time as determined by the Board, by the optionee’s estate or by a person who acquires the right to exercise the option by bequest or inheritance, but only to the extent the right to exercise had accrued at the date of termination.

INCENTIVE STOCK AWARD PROVISIONS

The following describes the permissible terms of incentive stock awards granted under the 1987 Plan.

Sales Price and Payment of Sales Price.  The sales price, if any, at which shares of incentive stock will be sold or awarded to a participant under the 1987 Plan will be determined by the Board. The sales price may vary among participants and may be below the fair market value of the shares of common stock on the grant date. The Board also will determine the form of consideration that may be used to pay the sales price, if any, of shares of incentive stock.

Vesting.  The grant, issuance, retention and vesting of shares of incentive stock granted under the 1987 Plan will be at the times and in the installments as determined by the Board. The timing of the grant, the issuance, the ability to retain shares and the vesting of shares of incentive stock may be subject to continued service, the passage of time and/or the performance criteria as the Board deems appropriate as described below. However, if the vesting of the incentive stock is based solely on continued service, an award of incentive stock may not vest in full sooner than three years after the grant date and may not have a vesting schedule more favorable, at any point in time, than what would become vested under a monthly pro rata vesting schedule (i.e., 1/36th per month) over those three years. If vesting is also subject to the achievement of performance criteria, the award may not vest sooner than one year after the grant date. The Board may accelerate the vesting of an incentive stock award in the event of a participant’s termination of service as an employee or consultant, a change in control of Cadence or a similar event, provided that, in the case of incentive stock awards that are intended to qualify as “performance based compensation” under Section 162(m) of the Code, the acceleration complies with the regulations relating to Section 162(m).

Qualifying Performance Criteria.  The performance criteria for any incentive stock award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code will be any one or more of the following performance criteria as determined pursuant to an objective formula, either individually, alternatively or in any combination, applied either to Cadence as a whole or to a Cadence business unit, segment or subsidiary, either individually, alternatively or in any combination, and measured over a performance period determined by the Board, on an absolute basis or relative to a pre-established target, to previous results or to a designated comparison group, in each case as specified by the Board in the incentive stock award:

•	Cash flow (including measures of operating or free cash flow);

•	Earnings per share (including measures of GAAP earnings per share or non-GAAP measures such as non-GAAP earnings per share or per share earnings before interest, taxes, depreciation and amortization);

•	Return on equity;

•	Total stockholder return;

•	Return on capital;

•	Return on assets or net assets;

•	Revenue;

•	Income or net income (on either a GAAP basis or a non-GAAP basis);

•	Operating income or net operating income (on either a GAAP basis or a non-GAAP basis);

•	Operating profit or net operating profit (on either a GAAP basis or a non-GAAP basis);

•	Operating margin (on either a GAAP basis or a non-GAAP basis);

•	Return on operating revenue (on either a GAAP basis or a non-GAAP basis);

•	Market share;

•	Bookings and segments of bookings such as net product bookings;

•	Market penetration;

•	Technology development or proliferation; or

•	Customer loyalty or satisfaction as measured by a customer loyalty or satisfaction index determined by an independent consultant expert in measuring such matters.

The Board, in its discretion, may reduce the number of shares granted, issued, retainable and/or vested under an incentive stock award on account of either financial performance or personal performance evaluations, despite the satisfaction of any performance criteria. In addition, the Board may appropriately adjust any evaluation of performance under qualifying performance criteria to exclude any of the following events that occurs during a performance period:

•	Asset write-downs;

•	Litigation or claim judgments or settlements;

•	The effect of changes in tax laws, accounting principles or other laws and provisions affecting reported results;

•	Accruals for reorganization and restructuring programs; and

•	Any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations in Cadence’s annual report to stockholders for the applicable year.

EFFECT OF CERTAIN CORPORATE EVENTS

The 1987 Plan provides that, in the event of a change of control of Cadence, the surviving or acquiring corporation shall assume the awards outstanding under the 1987 Plan or provide substitute similar awards. If the surviving or acquiring corporation refuses to assume such awards or to substitute similar awards, (i) the vesting of awards held by participants then providing services to Cadence as an employee or consultant will be accelerated prior to the change of control event and will terminate if not exercised after such acceleration and at or prior to such event, and (ii) all other awards outstanding under the 1987 Plan, if any, will terminate if not exercised prior to the change of control event.

ADJUSTMENT PROVISIONS

Upon an increase or decrease in the number of issued shares of Cadence common stock resulting from a stock split, the payment of a stock dividend or any other increase or decrease effected without receipt of consideration by Cadence, the number of shares authorized for issuance under the 1987 Plan, and the number of shares covered by each outstanding stock award and the price per share of common stock covered by each outstanding stock award, will be equitably adjusted for any increase or decrease.

DURATION, AMENDMENT AND TERMINATION

The Board may suspend or terminate the 1987 Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, and subject to stockholder approval of the amendment and restatement of the 1987 Plan, the 1987 Plan will terminate on May 8, 2017. However, any suspension or termination of the 1987 Plan will not adversely affect awards previously granted and awards will remain in full force and effect, unless mutually agreed upon in a writing signed by the plan participant and Cadence.

The Board may also amend the 1987 Plan at any time or from time to time. However, no amendment will be effective unless approved by Cadence stockholders within 12 months before or after its adoption by the Board if the amendment would require stockholder approval to comply with Rule 16b-3 of the Exchange Act, Section 422 of the Code or any securities exchange or national market system listing requirements. The Board may submit any other amendment to the 1987 Plan for stockholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees. Any amendment of the 1987 Plan will not adversely affect awards previously granted unless mutually agreed upon in a writing signed by the participant and Cadence.

RESTRICTIONS ON TRANSFER

Under the 1987 Plan, except as specifically provided in a stock option agreement or incentive stock agreement, a stock award may not be transferred by the holder other than by will or by the laws of descent and distribution and, during the lifetime of the holder, may be exercised only by the holder or the holder’s legal representative. However, the holder may designate in writing a third party who may exercise the option in the event of the holder’s death.

FEDERAL INCOME TAX INFORMATION

The following is only a summary of the federal income tax consequences with respect to the grant and exercise of awards under the 1987 Plan based upon applicable federal law as currently in effect, is not complete, does not discuss the income tax laws of any state or foreign country in which a participant may reside, and is subject to change. Participants in the 1987 Plan should consult their own tax advisors regarding the specific tax consequences to them of participating in the 1987 Plan.

Nonstatutory Stock Options

Options granted under the 1987 Plan that are not intended to qualify as incentive stock options are referred to as nonstatutory stock options, or NSOs. A participant will not recognize any taxable income when an NSO is granted. The participant will generally recognize ordinary income upon the exercise of an NSO equal to the amount by which the fair market value of the shares on the exercise date exceeds the exercise price. The ordinary income recognized by a participant will be subject to applicable tax withholding, including applicable income and employment taxes.

Upon the disposition of the shares acquired upon exercise of an NSO, the participant will recognize gain or loss equal to the difference between the amount realized on the disposition and the sum of the exercise price plus the amount of ordinary income recognized by the participant as a result of the exercise of the NSO. Any gain or loss on the subsequent disposition of shares acquired through the exercise of an NSO will generally be treated as long-term or short-term capital gain or loss, depending on whether the holding period for the shares exceeds one year at the time of the disposition.

Cadence will generally be entitled to a deduction to the extent a participant realizes ordinary income upon the exercise of an NSO.

Incentive Stock Awards

The tax consequences to a participant who receives an incentive stock award pursuant to the 1987 Plan will vary depending on whether or not the participant makes a timely Section 83(b) election under the Code with respect to the unvested shares of incentive stock. The Board has the discretion to establish, in accordance with the 1987 Plan, the terms of incentive stock awards, including whether or not participants may make Section 83(b) elections under the Code. A participant who does not make a timely Section 83(b) election with respect to unvested shares of incentive stock will not recognize any taxable income upon the award of the shares. However, when the restrictions subsequently lapse on the shares, the participant will recognize ordinary income in the amount by which the fair market value of the shares on the date the restrictions lapse with respect to those shares exceeds the purchase price (if any) paid for the shares. A participant who makes a timely Section 83(b) election with respect to unvested shares of incentive stock will be required to recognize ordinary income in the year the incentive stock award is granted equal to the amount by which the fair market value of the shares on the award date exceeds the purchase price (if any) paid for the shares. The fair market value of the shares will be determined as if the shares were not restricted. A participant who makes a Section 83(b) election for unvested shares of incentive stock will not recognize any additional income when the restrictions on those shares subsequently lapse.

Cadence will generally be entitled to a deduction equal to the amount of ordinary income recognized by a participant in connection with the acquisition of shares of Cadence common stock pursuant to an incentive stock award.

Incentive Stock Options

Although the 1987 Plan permits grants of incentive stock options, referred to as ISOs, Cadence has not granted any options intended to be ISOs in the past several years and does not intend to do so in the foreseeable future. ISOs granted under the 1987 Plan are intended to be eligible for the favorable federal income tax treatment accorded to “incentive stock options” under Section 422 of the Code. Generally, a participant does not recognize any taxable income at the time of the grant of an ISO. In addition, the participant will not recognize income for regular federal income or employment tax purposes at the time of the exercise of an ISO. However, a participant may be subject to alternative minimum tax upon the exercise of an ISO. Cadence is not entitled to a deduction at the time of the grant or the exercise of an ISO.

If the participant holds the shares acquired through the exercise of an ISO for at least one year from the date of exercise and two years from the grant date, referred to as the ISO holding period, the participant generally will realize long-term capital gain or loss upon disposition of the shares. This gain or loss will generally equal the difference between the amount realized upon the disposition of the shares and the exercise price of the shares.

If a participant disposes of the shares acquired through the exercise of an ISO before expiration of the ISO holding period, referred to as a disqualifying disposition, the participant will have:

•	Ordinary income equal to the lesser of (a) the amount by which the sales price of such shares exceeds the exercise price, and (b) the amount by which the fair market value of such shares on the date of exercise exceeds the exercise price;

•	Capital gain equal to the amount by which the sales price of such shares exceeds the fair market value of such shares on the date of exercise; and

•	Capital loss equal to the amount by which the exercise price exceeds the sales price of such shares.

In the event of a disqualifying disposition, Cadence will generally be entitled to a deduction to the extent that the participant realized ordinary income as a result of the disqualifying disposition.

Potential Limitation on Deductions

Section 162(m) of the Code denies a deduction to any publicly-held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation exceeds $1,000,000 for such employee. It is possible that compensation attributable to stock awards granted under the 1987 Plan, when combined with all other types of compensation received by a Cadence covered employee, may cause this limitation to be exceeded in any particular year. Stock awards that qualify as “performance-based compensation” are disregarded for purposes of the deduction limitation of Section 162(m). If the amendment and restatement of the 1987 is approved by the stockholders, the 1987 Plan will continue to enable Cadence to grant awards that will be exempt from the deduction limits of Section 162(m). Cadence does, however, weigh the benefits of compliance with Section 162(m) against the potential burdens of such compliance, and reserves the right to pay compensation that may not be fully deductible.

STOCK PRICE

On March 21, 2007, the closing price of Cadence common stock as reported by NASDAQ was $21.10.

PARTICIPATION IN THE 1987 PLAN

As of March 21, 2007, over the 20-year life of the 1987 Plan, stock awards covering 566,250 shares of Cadence common stock have been granted to Dr. Sangiovanni-Vincentelli, who is the only current director and director nominee who is not an executive officer who has been granted stock awards under the 1987 Plan, most recently in February 2002. Directors other than Dr. Sangiovanni-Vincentelli, who is a consultant to Cadence, and Mr. Fister, who is Cadence’s CEO, are not eligible to receive grants under the 1987 Plan. As a group, Cadence’s current executive officers have been granted stock awards covering 8,390,114 shares over the life of the 1987 Plan. The executive officers listed in the Summary Compensation Table below, referred to in this proxy statement as the Named Executive Officers, have been granted stock awards covering the following aggregate number of shares over the life of the 1987 Plan: Mr. Fister, 2,820,114; Mr. Bushby, 1,340,000; Mr. Gavrielov, 305,000; Mr. Miller, 750,000; and Mr. Porter, 1,870,000. All other employees as a group have been granted stock awards covering 119,914,432 shares over the life of the 1987 Plan, which includes stock awards that were granted to former executive officers and other employees no longer employed by Cadence. Of these 119,914,432 stock awards, 57,254,365 have been exercised, 66,751,029 have been terminated or cancelled and returned to the 1987 Plan, and awards covering 147,500 shares are currently outstanding.

Because the Board has the discretion to grant awards under the 1987 Plan, it is not possible as of the date of this proxy statement to determine future awards that will be received by executive officers and other employees under the 1987 Plan.

PROPOSAL 3

APPROVAL OF AMENDMENT OF THE 1987 STOCK INCENTIVE PLAN

In February 2007, the Compensation Committee approved, subject to stockholder approval, the amendment of the 1987 Plan to:

•	Increase the total number of shares of Cadence common stock available for issuance under the 1987 Plan by 4,000,000 shares to a total of 75,370,100 shares; and

•	Increase the number of shares authorized for issuance as incentive stock awards under the 1987 Plan by 2,000,000 shares to a total of 5,000,000 shares.

As of March 21, 2007, 3,019,099 shares of common stock remained available for issuance under the 1987 Plan and, of those shares, 816,975 shares of common stock authorized for issuance as incentive stock awards under the 1987 Plan remained available for issuance. The increase in the total number of shares of common stock available for issuance under the 1987 Plan represents approximately 1.4% of Cadence’s outstanding common stock as of the record date. The increase in the number of shares of common stock authorized for issuance as incentive stock awards under the 1987 Plan represents approximately 0.7% of Cadence’s outstanding common stock as of the record date.

REASONS FOR THE PROPOSED AMENDMENT

Cadence is seeking stockholder approval of the amendment of the 1987 Plan to continue to be able to attract, retain and motivate its executive officers and to continue to reduce the dilution to Cadence’s stockholders resulting from option grants. Upon stockholder approval, additional shares of common stock will be reserved for issuance under the 1987 Plan, which will enable Cadence to continue to grant equity awards to its executive officers at levels determined by the Board to be necessary to attract, retain and motivate the individuals who will be critical to Cadence’s success in achieving its business objectives and thereby creating greater value for all Cadence stockholders. In addition, upon stockholder approval, of the 75,370,100 shares of common stock available for issuance under the 1987 Plan, the number of those shares authorized for issuance as incentive stock awards will also be increased to 5,000,000. Cadence believes that a share of incentive stock is more valuable than an option to purchase a share of common stock, and it is Cadence’s experience that an equity incentive program that includes awards of both options and incentive stock results in a lower aggregate number of shares being issued. This approach is designed to lower dilution by reducing the number of shares included in outstanding equity. As a result, Cadence selectively uses incentive stock in its overall approach to equity compensation.

Furthermore, Cadence believes that equity compensation aligns the interests of its executive officers and other employees with the interests of its other stockholders. Stockholder approval of the proposed amendment of the 1987 Plan, as described above, is a critical component of Cadence’s equity compensation policies and is required for Cadence to achieve the following goals:

•	The ability to continue to use incentive stock to reduce reliance on options for equity compensation. Cadence believes that a mix of options and incentive stock enhances retention of the key technical and business leaders who are critical to Cadence’s success and growth. As discussed below, Cadence’s experience with granting incentive stock supports this form of compensation as an enhanced tool for employee retention. Granting incentive stock (i) reduces Cadence’s reliance on options, (ii) provides an important tool for retaining and motivating critical Cadence employees, and (iii) allows Cadence to maintain a competitive compensation program and improve retention without increasing the use of company cash.

•	A continued reduction in Cadence’s dilution, or “overhang”, from stock compensation plans. Continuation of Cadence’s equity compensation policies, of which the proposal to amend the 1987 Plan is a critical component, is expected to result in a decrease in the dilution of outstanding Cadence equity. Cadence expects dilution to decrease from historical levels by approximately one percentage point each year as it continues to transition from granting options only to a mix of options and incentive stock. Through these measures, Cadence intends to reduce stockholder dilution from the current level of approximately 22% to approximately 18% over the next several years.

•	Cadence believes that the use of incentive stock promotes best practices in compensation and governance. Incentive stock promotes good corporate governance because shares of incentive stock do not depend on repricing or reloading during a market downturn to maintain a portion of their value. The ability to continue granting incentive stock under the 1987 Plan will allow Cadence to continue its conservative approach to annual grants of equity compensation as compared to other high technology companies, as described under “Overview of Cadence’s Current Equity Compensation Overhang” below. Furthermore, Cadence will continue to award shares of incentive stock with vesting requirements that are based on achievement of performance criteria or, if vesting is time-based, with a vesting schedule for a period of not less than three years, providing recipients with a long-term stake in Cadence’s success.

Incentive stock has become an increasingly important tool to Cadence for retaining key employees and executives. Options remain an important element of executive compensation. However, Cadence believes that incentive stock provides more retention power per share than options because the recipient loses the full value of a share of stock, as well as the opportunity for future gains, by leaving Cadence. Cadence believes that it is important to continue to be able to use incentive stock, as well as options, to retain Cadence’s executive officers. As in the past, grants of incentive stock to executive officers in the future will have specific limitations on vesting. The 1987 Plan requires that if a grant has performance-based vesting (i.e., vesting tied to the achievement of specified goals), it may not begin to vest until one year after the grant date, or if a grant has time-based vesting, it may not fully vest over a period less than three years with a vesting schedule not more favorable, at any point in time, than what would be vested under a monthly pro rata vesting schedule (i.e., 1/36th per month) over those three years. Cadence still expects options to remain a significant form of equity compensation for executive officers, but in most cases, a significant portion of the equity compensation granted to executive officers will consist of incentive stock rather than options.

Overview of Cadence’s Current Equity Compensation Overhang

As discussed above, Cadence intends to continue using incentive stock to assist in reducing its equity compensation plan “overhang”, or calculated dilution. Cadence calculates dilution according to the following formula:

optioned shares granted but not yet exercised + unvested restricted stock awards + shares available for grant total shares outstanding + optioned shares granted but not yet exercised + unvested restricted stock awards + shares available for grant

The following are important factors affecting Cadence’s current stockholder dilution:

•	In fiscal 2006, Cadence repurchased 27.9 million shares of its common stock through its stock repurchase programs, and within the last eight years, repurchased approximately 100.2 million shares. These repurchases have reduced Cadence’s total number of outstanding shares, causing the dilution percentage from equity compensation to be relatively higher than would be the case if no repurchases had occurred.

•	As of December 30, 2006, included in Cadence’s current option “overhang” are approximately 6.0 million options assumed in connection with Cadence’s acquisition of other companies.

•	Approximately 6.7 million, or 12%, of Cadence’s currently outstanding options have exercise prices greater than $22.01 per share; the average trading price of Cadence’s common stock during the 12 months ended March 21, 2007 was $17.91.

•	The Radford Benchmark Report for Northern California, compiled by Radford Surveys, annually summarizes compensation and stock plan data for the high technology industry. This report includes 118 companies in Northern California representing the software products and services, Internet and eCommunication sectors, referred to in this proxy statement as the Radford Report. Cadence’s annual equity award rate has been consistently below that of this high-tech sector in Northern California over the last four years:

			Northern California
	Cadence Net		High-Tech Sector Net
Year	Grant Rate*		Grant Rate*

2006	1.3		2.0
2005	1.9		2.8
2004	1.8	**	2.7
2003	1.9		5.5

*	Includes incentive stock grants and is net of cancellations.

**	Excludes the incentive stock and options granted to Mr. Fister upon commencement of his employment with Cadence in May 2004. Cadence believes it is appropriate to exclude new hire grants made to an incoming CEO because this is an unusual event.

As the global economy continues to improve, the ability to attract, retain and motivate Cadence’s most critical executives has become more important for Cadence. Accordingly, the Board seeks approval of the proposal to amend the 1987 Plan to facilitate Cadence’s ability to achieve the important equity compensation goals described above.

VOTE REQUIRED AND BOARD RECOMMENDATION

The Board recommends a vote FOR approval of the amendment of the 1987 Plan. The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the proposal is required for approval of this proposal. Abstentions will be treated as being present and entitled to vote on the proposal and, therefore, will have the effect of votes against the proposal. Broker non-votes will be treated as not being entitled to vote on the proposal and, therefore, are not counted for purposes of determining whether the proposal has been approved. Unless marked to the contrary, proxies received will be voted FOR approval of the amendment of the 1987 Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3.

SUMMARY OF THE 1987 PLAN

Please see Proposal 2 above for a summary of the material provisions of the 1987 Plan.

The proposed amendment of the 1987 Plan increases the total number of shares of Cadence common stock available for issuance under the 1987 Plan by 4,000,000 shares, for a total of 75,370,100 shares. As of March 21, 2007, 3,019,099 shares of common stock (including 816,975 shares available for issuance as incentive stock awards) remained available for issuance under the 1987 Plan of the 71,370,100 shares authorized over the life of the plan. Subject to stockholder approval, up to 2,000,000 of those shares would be issuable as incentive stock awards in addition to the 3,000,000 shares that were previously reserved for issuance as incentive stock awards. A copy of the proposed amendment is attached as Appendix B to this proxy statement.

PROPOSAL 4

STOCKHOLDER PROPOSAL REGARDING ELECTION OF DIRECTORS BY A MAJORITY VOTE

The New England Carpenters Pension Fund, 350 Fordham Road, Wilmington, MA 01887, beneficial owner of approximately 10,500 shares of Cadence common stock, has notified Cadence that it intends to present the following proposal at the annual meeting.

DIRECTOR ELECTION MAJORITY VOTE STANDARD PROPOSAL

Resolved:  That the shareholders of Cadence Design Systems, Inc. (“Company”) hereby request that the Board of Directors initiate the appropriate process to amend the Company’s governance documents (certificate of incorporation or bylaws) to provide that director nominees shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareholders, with a plurality vote standard retained for contested director elections, that is, when the number of director nominees exceeds the number of board seats.

Supporting Statement:  In order to provide shareholders a meaningful role in director elections, our Company’s director election vote standard should be changed to a majority vote standard. A majority vote standard would require that a nominee receive a majority of the votes cast in order to be elected. The standard is particularly well-suited for the vast majority of director elections in which only board nominated candidates are on the ballot. We believe that a majority vote standard in board elections would establish a challenging vote standard for board nominees and improve the performance of individual directors and entire boards. Our Company presently uses a plurality vote standard in all director elections. Under the plurality vote standard, a nominee for the board can be elected with as little as a single affirmative vote, even if a substantial majority of the votes cast are “withheld” from the nominee.

In response to strong shareholder support for a majority vote standard in director elections, an increasing number of companies, including Intel, Dell, Motorola, Texas Instruments, Wal-Mart, Safeway, Home Depot, Gannett, Marathon Oil, and General Electric, have adopted a majority vote standard in company by-laws. Additionally, these companies have adopted director resignation policies in their by-laws or corporate governance policies to address post-election issues related to the status of director nominees that fail to win election. Other companies have responded only partially to the call for change by simply adopting post-election director resignation policies that set procedures for addressing the status of director nominees that receive more “withhold” votes than “for” votes. At the time of the submission of this proposal, our Company and its board had not taken either action.

We believe the critical first step in establishing a meaningful majority vote policy is the adoption of a majority vote standard in Company governance documents. Our Company needs to join the growing list of companies that have taken this action. With a majority vote standard in place, the board can then consider action on developing post-election procedures to address the status of directors that fail to win election. A combination of a majority vote standard and a post-election director resignation policy would establish a meaningful right for shareholders to elect directors, while reserving for the board an important post-election role in determining the continued status of an unelected director. We feel that this combination of the majority vote standard with a post-election policy represents a true majority vote standard.

STATEMENT IN OPPOSITION TO DIRECTOR ELECTION MAJORITY VOTE STANDARD PROPOSAL

This stockholder proposal requests that Cadence adopt a majority voting standard for uncontested director elections. After due consideration, the Board of Directors recommends a vote against this proposal because, for the reasons discussed below, it is unnecessary.

Cadence is a Delaware company, and Cadence directors currently are elected based on a plurality voting standard (the default standard under Delaware law). Under plurality voting, the director nominees who receive the most affirmative votes are elected to serve on Cadence’s Board of Directors. Many large public companies incorporated in Delaware and elsewhere use a plurality voting standard. Under plurality voting, Cadence stockholders have a history of electing strong and independent Boards.

Moreover, the Board of Directors believes that Cadence already has strong corporate governance processes that are designed to identify and propose director nominees who will serve the best interests of Cadence and all its stockholders. Director nominees are evaluated and recommended for election by the Corporate Governance and Nominating Committee, all of whose members are independent directors. Cadence also includes in this proxy statement information on how stockholders can communicate their views on potential nominees or other matters to the Board of Directors. Thus, we believe that Cadence already maintains appropriate mechanisms for electing an effective Board of Directors committed to delivering long-term stockholder value.

Nevertheless, after Cadence received the stockholder proposal, the Board evaluated it thoroughly and determined that it was in Cadence’s best interests to adopt instead a policy, which is referred to in this proxy statement as the Majority Vote Policy, that we believe addresses the concerns expressed in this stockholder proposal. The Majority Vote Policy, which is set forth in Cadence’s Corporate Governance Guidelines, provides that any director nominee who receives a greater number of votes “withheld” from his or her election than votes “for” such election will tender his or her resignation for consideration by the Corporate Governance and Nominating Committee, which is composed entirely of independent directors. The Corporate Governance and Nominating Committee will then recommend to the Board whether to accept such tendered resignation, and the Board must publicly disclose its decision and, if applicable, the reasons for rejecting the tendered resignation. The complete text of the Majority Vote Policy is set forth in Appendix C to this proxy statement. We believe that the Majority Vote Policy is effective in giving stockholders a meaningful role in the election of directors and in removing from office a director opposed by stockholders.

Finally, stockholders at numerous public companies have rejected similar stockholder proposals when those companies had previously adopted a policy similar to Cadence’s Majority Vote Policy. Examples include American Express, Eli Lilly, International Business Machines Corporation, Johnson & Johnson, Medtronic and others.

VOTE REQUIRED AND BOARD RECOMMENDATION

The Board of Directors of Cadence recommends a vote AGAINST the stockholder proposal regarding election of directors by a majority vote. The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the proposal is required for approval of this proposal. Abstentions will be treated as being present and entitled to vote on the proposal and, therefore, will have the effect of votes against the proposal. Unless marked to the contrary, proxies received will be voted AGAINST the stockholder proposal regarding election of directors by a majority vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSAL 4.

PROPOSAL 5

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has selected KPMG LLP as Cadence’s independent auditors for the fiscal year ending December 29, 2007. Pursuant to the Audit Committee charter, the Board has directed management to submit the selection of independent auditors for ratification by the stockholders at the annual meeting. KPMG LLP has audited Cadence’s financial statements since fiscal 2002. Representatives from KPMG LLP are expected to be present at the annual meeting, will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

Stockholder ratification of the selection of KPMG LLP as Cadence’s independent auditors is not required by Cadence’s Bylaws or otherwise. However, the Board is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If Cadence’s stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain KPMG LLP. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of different independent auditors at any time during the year, if it determines that such a change would be in the best interests of Cadence and its stockholders.

VOTE REQUIRED AND BOARD RECOMMENDATION

The Board of Directors of Cadence recommends a vote FOR ratification of the selection of KPMG LLP. The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the proposal is required for approval of this proposal. Abstentions will be treated as being present and entitled to vote on the proposal and, therefore, will have the effect of votes against the proposal. Unless marked to the contrary, proxies received will be voted FOR ratification of the selection of KPMG LLP.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 5.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board is comprised of three non-employee directors of Cadence who are “independent” as defined by the corporate governance listing standards of NASDAQ and as defined under the Exchange Act. During fiscal 2006, the Audit Committee was comprised of Mr. Lucas, Dr. Shoven and Mr. Siboni as Chairman. The Audit Committee met nine times in 2006.

The Audit Committee operates under a charter, which was most recently amended by the Board in February 2006. The Audit Committee charter is posted on the investor relations page of Cadence’s website at www.cadence.com. As more fully described in its charter, the Audit Committee appoints and retains the independent auditors and oversees the quality and integrity of Cadence’s financial statements, Cadence’s compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence, and the performance of Cadence’s internal audit function, the independent auditors, Cadence’s accounting and financial reporting processes and the audits of Cadence’s financial statements on behalf of the Board.

In this context, the Audit Committee has reviewed and discussed the audited financial statements with Cadence’s management and independent auditors, KPMG LLP. The Audit Committee has also discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended. In addition, the Audit Committee has received from KPMG LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with KPMG LLP its independence from Cadence and its management. The Audit Committee has also considered whether the provision of other non-audit services by KPMG LLP to Cadence is compatible with the auditors’ independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, the inclusion of the audited financial statements in Cadence’s Annual Report on Form 10-K for the year ended December 30, 2006 for filing with the SEC.

AUDIT COMMITTEE

Roger S. Siboni, Chairman
Donald L. Lucas
John B. Shoven

The foregoing Audit Committee report is not soliciting material, is not deemed filed with the SEC and is not to be incorporated by reference in any filing of Cadence under the Securities Act of 1933, as amended, which is referred to in this proxy statement as the Securities Act, or under the Exchange Act, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in any such filing.

FEES BILLED TO CADENCE BY KPMG LLP DURING FISCAL 2006 AND 2005

The following table presents fees incurred by Cadence for professional services rendered by KPMG LLP for the fiscal years ended December 30, 2006 and December 31, 2005.

	Fiscal Year Ended		Fiscal Year Ended
	December 30, 2006		December 31, 2005
	(In thousands)

Audit Fees(1)	$3,745		$3,676
Audit-Related Fees(2)	—		—

Audit and Audit-Related Fees	3,745		3,676
Tax Fees(3)	123	(4)	266	(5)
All Other Fees	—		—

Total Fees	$3,868		$3,942

(1)	Includes fees for the audit of Cadence’s consolidated financial statements included in Cadence’s Annual Report on Form 10-K, fees for the audit of Cadence’s internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, fees for the review of the interim condensed consolidated financial statements included in Cadence’s Quarterly Reports on Form 10-Q, and fees for services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements. The amount for fiscal 2006 includes estimated fees of $1,043,560 not yet paid as of the date of this proxy statement, which includes fees for services rendered in connection with Cadence’s year-end financial statement audit and the audit of Cadence’s internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002 of $623,060 and fees for statutory and regulatory filings related to the 2006 fiscal year of $420,500.

(2)	Includes fees for assurance and related services that are reasonably related to the performance of the audit or review of Cadence’s consolidated financial statements that are not reported under “Audit Fees.”

(3)	Includes fees for tax compliance, tax advice and tax planning.

(4)	Tax Fees for fiscal 2006 consisted of tax compliance fees of $36,522 and tax planning and consulting fees of $86,957.

(5)	Tax Fees for fiscal 2005 consisted of tax compliance fees of $50,785 and tax planning and consulting fees of $215,019.

AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT AUDITORS

The Audit Committee pre-approves all audit and permissible non-audit services provided by KPMG LLP prior to the engagement of KPMG LLP with respect to such services. Pursuant to its pre-approval policy, the Audit Committee has pre-approved tax compliance services, tax planning and related tax services, and the following audit-related services:

•	Accounting consultations and audits in connection with acquisitions;

•	Attest services not required by statute or regulation;

•	Adoption of new accounting pronouncements or reporting requirements;

•	Accounting, internal control or regulatory consultations and assistance; and

•	Review of information systems security and controls.

However, engagements for these pre-approved audit-related and tax services with an estimated cost of more than $250,000 or that exceed the applicable budgeted amount for the pre-approved services must be pre-approved on a case-by-case basis by the Audit Committee or the Chairman of the Audit Committee, or, if the Chairman is unavailable, another member of the Audit Committee. In addition, any proposed engagement of KPMG LLP for services that are not pre-approved audit-related and tax services as described above must also be pre-approved on a case-by-case basis by the Audit Committee or the Chairman of the Audit Committee, or, if the Chairman is unavailable, another member of the Audit Committee. The members to whom such authority is delegated must report any approval decisions to the full Audit Committee at its next scheduled meeting. None of the services described in the table above entitled “Fees Billed to Cadence by KPMG During Fiscal 2006 and 2005” were approved by the Audit Committee under the de minimis exception provided by Rule 2-01(c)(7)(i)(C) of Regulation S-X.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of Cadence’s common stock as of March 21, 2007, the record date, unless otherwise indicated below, by:

•	All those known by Cadence to be beneficial owners of more than five percent of its common stock;
•	Each of the executive officers named in the Summary Compensation Table presented below under “Compensation of Executive Officers”;
•	All directors and director nominees; and
•	All current executive officers and directors of Cadence as a group.

	Beneficial Ownership(1)
	Number of	Percent of
Beneficial Owner	Shares	Total

Franklin Resources, Inc.(2)	32,492,749	11.68%
One Franklin Parkway San Mateo, CA 94403
Lord, Abbett & Co. LLC(3)	19,079,747	6.86%
90 Hudson Street Jersey City, NJ 07302
Michael J. Fister(4)	4,354,454	1.55%
Kevin Bushby(4)	1,027,867	*
Moshe Gavrielov(4)	480,662	*
James S. Miller, Jr.(4)	635,406	*
William Porter(4)	1,284,399	*
Donald L. Lucas(4)	310,000	*
Alberto Sangiovanni-Vincentelli(4)	425,493	*
George M. Scalise(4)	225,000	*
John B. Shoven(4)	325,000	*
Roger S. Siboni(4)	215,625	*
John A.C. Swainson(4)	25,000	*
Lip-Bu Tan(4)(5)	87,250	*
All current executive officers and directors as a group (13 persons)(6)	10,073,184	3.52%

*	Less than 1%

(1)	This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, Cadence believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned by such stockholder. Beneficial ownership of greater than five percent of Cadence’s outstanding common stock reflects ownership as of the most recent date indicated under filings with the SEC as noted below, while beneficial ownership of executive officers and directors is as of March 21, 2007, the record date. Applicable percentages are based on

278,082,647 shares of Cadence common stock outstanding on the record date, adjusted as required by rules promulgated by the SEC.

(2)	Franklin Resources, Inc., or Franklin, filed an amended Schedule 13G with the SEC on February 5, 2007, indicating that Franklin, through its direct and indirect investment management subsidiaries, beneficially owns 32,492,749 shares, but does not have voting power or investment power with respect to such shares. Of the shares reported by Franklin, Charles B. Johnson and Rupert H. Johnson, Jr., as a result of their control over Franklin, are each deemed to be beneficial owners of 32,492,749 shares, but do not have voting power or investment power with respect to such shares. Of the shares reported by Franklin, Templeton Global Advisors Limited, an investment management subsidiary of Franklin, beneficially owns 26,689,497 shares for which it has sole voting power with respect to 26,559,497 shares, sole investment power with respect to 26,624,678 shares and shared investment power with respect to 64,819 shares. Each of Franklin, its investment management subsidiaries, Charles B. Johnson and Rupert H. Johnson disclaims beneficial ownership of or any pecuniary interest in such shares.

(3)	Lord, Abbett & Co. LLC, or Lord Abbett, filed an amended Schedule 13G with the SEC on February 14, 2007, indicating that Lord Abbett beneficially owns 19,079,747 shares. Lord Abbett has sole voting power with respect to 18,446,947 shares and sole investment power with respect to 19,079,747 shares.

(4)	Includes shares which certain executive officers and directors of Cadence have the right to acquire within 60 days after the record date upon exercise of outstanding options as follows:

Michael J. Fister	3,597,076	Alberto Sangiovanni-Vincentelli	385,000
Kevin Bushby	780,000	George M. Scalise	215,000
Moshe Gavrielov	288,341	John B. Shoven	310,000
James S. Miller, Jr.	360,416	Roger S. Siboni	210,625
William Porter	935,625	John A.C. Swainson	25,000
Donald L. Lucas	305,000	Lip-Bu Tan	81,250

(5)	Includes 5,000 shares for which Mr. Tan has shared voting and investment power, which are held under trust agreement for the benefit of Mr. Tan and his wife. Mr. Tan disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(6)	Includes 8,077,083 shares which all current executive officers and directors as a group have the right to acquire within 60 days after the record date upon exercise of outstanding options.

COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors is comprised of three non-employee directors of Cadence who are “independent” as defined by the corporate governance listing standards of NASDAQ. Until May 10, 2006, the Compensation Committee was comprised of Mr. Lucas as Chairman, Mr. Scalise and Mr. Tan. As of May 10, 2006, Dr. Shoven replaced Mr. Tan on the Compensation Committee. The Compensation Committee met six times in fiscal 2006.

ROLE OF THE COMPENSATION COMMITTEE

The Compensation Committee acts on behalf of the Board, as provided in the committee’s charter, to review and approve corporate goals and objectives relevant to the compensation of Cadence’s CEO and other executive officers, evaluate the CEO’s performance in light of those goals and objectives, and determine and approve the CEO’s and other executive officers’ compensation. At or near the beginning of each fiscal year, the Compensation Committee typically establishes base salary levels and target bonuses for the CEO and other executive officers of Cadence. In addition, the Compensation Committee administers the Senior Executive Bonus Plan, Cadence’s equity-based compensation plans and stock purchase plans, and the 1994 Deferred Compensation Plan.

The Compensation Committee also reviews and recommends to the Board the compensation of Cadence’s directors. Each year the Compensation Committee, with the assistance of its compensation consultant, benchmarks the competitiveness of the directors’ total compensation, which includes a cash retainer, committee chair retainers,

Board and committee meeting fees and stock option grants. The goal of the Compensation Committee’s benchmarking is to assess the competitiveness of the directors’ total direct compensation in light of the total direct compensation offered to directors of companies that are comparable to Cadence.

In fiscal 2006, the Compensation Committee retained the services of an independent compensation consultant, Semler Brossy Consulting Group, LLC, or Semler Brossy, for further investigation into and advice on total compensation for Cadence’s directors and executive officers. The Compensation Committee believes that having an independent evaluation of director compensation and executive officer salary, bonus and equity compensation is a valuable tool for the Committee and stockholders. Semler Brossy is not otherwise engaged to perform work for Cadence.

The Compensation Committee retained Semler Brossy for a number of purposes, including:

•	Constructing and reviewing peer groups for compensation comparison purposes;

•	Performing a competitive assessment of Cadence’s compensation programs, practices, and levels for its executive officers and other select employees;

•	Providing information on typical industry practices concerning employment, severance, and change in control agreements; and

•	Performing a competitive assessment of Cadence’s Board of Director compensation programs, practices, and levels.

The Compensation Committee made a number of compensation decisions, including decisions with respect to the Named Executive Officers, based on the competitive assessments provided by and through consultation with Semler Brossy. However, the Compensation Committee retained complete discretion over its decisions.

COMPENSATION DISCUSSION AND ANALYSIS

OVERALL OBJECTIVES OF EXECUTIVE COMPENSATION PROGRAM

Cadence’s compensation program for its Named Executive Officers is designed to attract, motivate and retain highly qualified individuals with the leadership skills necessary to achieve Cadence’s annual and long-term business objectives and to create stockholder value. Cadence’s executive compensation program is based on the following underlying principles:

•	Executives’ total direct compensation (consisting of salary, annual incentive compensation, and long-term equity incentive opportunities) should be competitive;

•	The executive compensation program should align the interests of the Named Executive Officers with the interests of stockholders by providing executives with long-term equity incentive compensation opportunities and promoting stock ownership; and

•	A substantial portion of executives’ compensation should be at risk and should vary based on Cadence’s financial and operational performance as well as the executives’ level of responsibility and individual performance.

The Compensation Committee, with the assistance of its compensation consultant and input from management, assesses Cadence’s executive compensation program annually to monitor Cadence’s adherence to these principles.

DETERMINING EXECUTIVE COMPENSATION

The Compensation Committee determines compensation levels for Cadence’s Named Executive Officers by compiling external benchmarks and assessing the competitiveness of Cadence’s compensation levels relative to those benchmarks while taking into account a number of factors (as discussed below).

Competitive Benchmarking

Each year the Compensation Committee, with the assistance of its compensation consultant, benchmarks the competitiveness of the Named Executive Officers’ total direct compensation. The Compensation Committee also periodically reviews the competitiveness of the Named Executive Officers’ severance and change in control arrangements.

The goal of the Compensation Committee’s benchmarking is to assess the competitiveness of the Named Executive Officers’ total direct compensation in light of the total direct compensation offered to executives at companies with which Cadence competes for talent. In order to reflect more accurately the pool from which talent is drawn and to which it is lost, these peer groups are not limited to Cadence’s direct business competitors. Rather, the Compensation Committee and its compensation consultant have developed peer groups comprised of electronic design automation, semiconductor, and select other technology companies and have taken into account the geographic location and the relative size of the comparator companies (based on revenue, net income, and/or market capitalization). Cadence also routinely benchmarks its broad-based employee benefit plans based upon a review of the benefits survey conducted by the Silicon Valley Employers’ Forum. Cadence aims to provide benefits to its employees that are competitive.

In 2006, the Compensation Committee, with the assistance of its compensation consultant, developed two separate peer groups for benchmarking purposes. The first group, referred to as Peer Group A, contains 13 companies that the Compensation Committee believes to be the companies most relevant with respect to competition for talent at the Named Executive Officer level. Cadence’s fiscal year 2005 revenue was 64% of the median of the revenue for each company’s most recent fiscal year. The Compensation Committee purposefully excluded from Peer Group A companies that Cadence would consider competitors in the talent market, but that had revenue of more than 10 times Cadence’s revenue. While the Compensation Committee monitors the practices of these larger companies, it does not consider their compensation levels in the benchmarking process because of differences in the scope of job responsibilities or the breadth of the organizations reporting to executives holding the same or similar titles. Due to the relatively small size of Peer Group A, the Compensation Committee developed a second comparator group, referred to as Peer Group B, in order to provide more robust compensation data for comparison purposes. Peer Group B is comprised of 29 technology companies, most of which are based in the Silicon Valley, where Cadence is headquartered. Revenue for each company’s most recent fiscal year ranged from 0.5 to 3.1 times that of Cadence’s fiscal year 2005 revenue. Cadence’s revenue was 83% of the median for Peer Group B.

The following companies comprised Peer Group A for 2006 decision making:

Adobe Systems Incorporated	KLA-Tencor Corporation	Network Appliance, Inc.
Altera Corp	LSI Logic Corporation	NVIDIA Corporation
Applied Materials, Inc.	Maxim Integrated Products Inc.	Symantec Corporation
Broadcom Corporation	Mentor Graphics Corporation	Synopsys, Inc.
Juniper Networks Inc.

The following companies (some of which were also included in Peer Group A) comprised Peer Group B for 2006 decision making:

Adobe Systems Incorporated	Juniper Networks Inc.	Palm, Inc.
Altera Corp.	KLA-Tencor Corporation	Quantum Corp.
Atmel Corp.	Lam Research Corp.	SanDisk Corporation
Autodesk, Inc.	Logitech International SA	Sybase, Inc.
BEA Systems, Inc.	LSI Logic Corporation	Symantec Corporation
Bell Microproducts Inc.	McAfee, Inc.	Synopsys, Inc.
Cypress Semiconductor Corp.	National Semiconductor Corp.	Trimble Navigation Limited
Hyperion Solutions Corp.	Network Appliance, Inc.	VeriSign, Inc.
Intuit Inc.	Novellus Systems, Inc.	Xilinx, Inc.
JDS Uniphase Corporation	NVIDIA Corporation

The Compensation Committee weighed each group equally as it assessed the competitiveness of the Named Executive Officers’ base salaries, target and actual annual incentive compensation, long-term equity incentive opportunities, and total direct compensation. In developing the peer groups and comparison information, the Compensation Committee and its compensation consultant generally relied on compensation information reported in the peer group companies’ public filings and data from the Radford Executive Compensation Survey.

Compensation Determinations

Consistent with the general principles outlined above, after the Compensation Committee has determined the market levels of compensation based on the benchmarking process, the Compensation Committee assesses the appropriateness of each Named Executive Officer’s compensation level relative to similar executives at the comparator companies taking into account the following factors:

Cadence Factors

•	Cadence’s business and financial performance as compared to the performance of the comparator companies; and

•	Cadence’s relative size and the scope of Cadence’s business as compared to the comparator companies.

Individual Factors

•	Strategic importance of the position;

•	Scarcity in the market of the individual’s skills and talents;

•	Individual performance over the preceding year;

•	Expected future contributions;

•	Ability to impact corporate and/or business unit results;

•	Retention risks; and

•	Internal pay equity considerations.

For each Named Executive Officer other than the CEO, the CEO makes recommendations for annual adjustments to compensation levels and short-term and long-term incentive compensation components to the Compensation Committee based upon the CEO’s assessment of the factors described above. The Compensation Committee reviews with the CEO these assessments and recommendations for each Named Executive Officer other than the CEO and determines whether or not to approve and/or modify the CEO’s recommendations. The CEO’s performance with respect to these individual factors is evaluated by the Compensation Committee. Annual adjustments to the CEO’s compensation levels and short-term and long-term incentive compensation components are based on these assessments without input from management.

ELEMENTS OF EXECUTIVE COMPENSATION

The executive compensation program is comprised of the following elements, although not all the Named Executive Officers receive each element listed under ’other compensation and benefits’:

•	Total direct compensation, consisting of:

•	Base salary;

•	Annual cash incentive compensation; and

•	Long-term equity incentive compensation (including stock options and shares of restricted stock).

•	Other compensation and benefits, consisting of:

•	Participation in Cadence’s broad-based benefit plans;

•	Participation in Cadence’s nonqualified deferred compensation plans; and

•	Perquisites.

•	Severance benefits.

Consistent with the principles outlined above, a substantial portion of total direct compensation varies based upon Cadence’s achievement of its financial and operational objectives, as well as an executive’s individual performance objectives. Cadence does not have a pre-established policy or target for allocating between fixed and variable compensation or among the different types of variable compensation, although this allocation is influenced by the Compensation Committee’s assessment of the compensation practices of the comparator companies described above. Instead, the Compensation Committee strives to provide fixed pay (base salary) at levels sufficient to attract and retain qualified executives. The remaining portion of total direct compensation is comprised of variable compensation in the form of annual incentive compensation and long-term equity incentives. Cadence believes that executives should be rewarded for achieving annual performance goals, but that consistent and sustained performance is the single most important influence on long-term stockholder value. Additionally, Cadence believes that the interests of the Named Executive Officers should be aligned with the interests of stockholders. Accordingly, the Named Executive Officers’ variable compensation is weighted towards long-term equity incentives rather than annual cash incentive compensation.

Base Salaries

Cadence offers all of its Named Executive Officers an annual base salary to compensate them for services rendered during the year. Base salaries are essential for the attraction and retention of talented executives and are determined consistent with the methodology outlined above under “Compensation Determinations.” Salaries are reviewed annually by the Compensation Committee, but do not automatically increase. Changes to base salaries, if any, are typically made in the first quarter of the year. In February 2006, the Compensation Committee reviewed the base salaries of the Named Executive Officers, and decided not to increase base salaries.

Annual Cash Incentive Compensation

Cadence provides all Named Executive Officers the opportunity to earn variable cash compensation under the stockholder-approved Cadence Senior Executive Bonus Plan. The purpose of this plan is to reward the Named Executive Officers for performance during a single fiscal year and to provide appropriate incentives for them to achieve Cadence’s annual business and financial goals, as measured against specific performance criteria relative to their respective business groups and Cadence’s overall business results. Bonus payouts are made semi-annually, with 40% of the annual target payable for performance in the first half of the year and 60% payable for performance in the second half. Greater emphasis is placed on the second half of the year because a greater share of annual revenue and profits are typically earned during that half of the year. The annual bonus paid to each Named Executive Officer is determined based upon the Named Executive Officer’s target bonus multiplied by a Cadence group modifier and an individual performance modifier (each described in more detail below). For each Named Executive Officer other than the CEO, the Compensation Committee approves (with or without modification, in its sole discretion) the CEO’s recommendations as to the executive’s target bonus based on the methodology outlined above under ’Compensation Determinations’. The Compensation Committee also assigns the CEO a target bonus based on the methodology outlined above under ’Compensation Determinations’. Target bonuses for Named Executive Officers are expressed as either a dollar amount or a percent of salary.

Cadence Group Modifier

The Cadence group modifier is a percentage that reflects Cadence’s overall performance (the company performance modifier) and, for all Named Executive Officers except the CEO, the performance of the business group for which the Named Executive Officer is responsible (the business objectives modifier). For 2006, the performance metrics for the company performance modifier were net bookings (defined as the total net dollar value of all legally binding sales arrangements concluded during the performance period), total revenue (defined as the total dollar value of revenue as disclosed in Cadence’s periodic reports on Forms 10-Q and 10-K) and non-GAAP operating margin (defined as non-GAAP income from operations, as disclosed in Cadence’s current reports on

Form 8-K, which incorporate quarterly announcement of financial results, represented as a percentage of total revenue). The achievement of the company performance modifier is determined based on a formula. The business objectives modifier is based on the achievement of qualitative performance goals that vary by business group and focus upon short-term and long-term goals for the specific business group (including improving operational excellence and efficiencies, achieving milestones with respect to new product development, customer satisfaction, driving innovation and achieving goals related to Cadence’s long-term business strategy). The Compensation Committee reviews the achievement of these goals based upon the CEO’s assessment of each business group’s performance relative to its specific objectives. The business objectives modifier for the CEO is an average of the business objective modifiers for each of his direct reports.

The weightings and performance measures used to determine the Cadence group modifier are reviewed semi-annually by the Compensation Committee, in consultation with senior management, to assure that they align with what the Compensation Committee and management believe are the most important drivers of both annual business and financial performance and long-term stockholder value.

For 2006, the net bookings target represented 10% of the Cadence group modifier, the total revenue target represented 25%, the operating margin target represented 40% and the business objectives modifier represented 25%. Performance targets for the company performance modifier are based on achievement of Cadence’s 2006 business plan and are approved by the Compensation Committee. Performance on each measure is determined independently (e.g., it is possible to miss the performance target for one or more measures and still receive a payout based upon the achievement of the remaining performance targets). For 2006, achievement of 85% of the targeted level of net bookings and 90% of target level of total revenue and operating margin was required before any payment with respect of each such measure pursuant to the plan could be made. For each of the past three years, including for 2006, the Compensation Committee has established targets for the three elements that constitute the company performance modifier that would require an increase in corporate performance as compared to the immediately preceding year’s actual results, thus presenting a significant challenge to the senior management team to continue improving Cadence’s financial performance on a year-over-year basis to achieve the bonus targets. Over the past three years (comprising six, semi-annual performance periods from 2004 through 2006), Cadence has achieved performance in excess of the target level for the net bookings goal four times, the total revenue goal four times and the operating margin goal twice. During this period, Cadence achieved performance in excess of the maximum performance level once for one of the three performance criteria, and once achieved less than the minimum performance level for one of three performance criteria. Generally, the target levels for each of the performance criteria approved by the Compensation Committee are set at a level such that the relative difficulty of achieving the target level for each of the criteria is consistent from year to year.

Individual Performance Modifier

The individual performance modifier is derived from qualitative assessments of individual performance during the performance period, based upon an individual’s contributions to Cadence, the importance of the individual’s position and retention considerations. Together with the CEO, the Compensation Committee evaluates the performance of each Named Executive Officer (other than the CEO) during the performance period and, based in part upon the CEO’s recommendations, approves the individual performance modifiers for each of the Named Executive Officers, other than the CEO. The Compensation Committee evaluates the CEO’s performance based upon CEO’s individual performance and contributions, and Cadence’s overall performance. This evaluation determines the CEO’s individual performance modifier.

Long-Term Equity Incentive Compensation

Consistent with the principles outlined above, long-term incentives are designed to provide the Named Executive Officers with an equity stake in Cadence and promote stock ownership to align the Named Executive Officers’ interests with those of Cadence’s stockholders and create significant incentives for executive retention. In addition, the Compensation Committee approves individual equity grants based on the methodology outlined above under ’Compensation Determinations’. The Compensation Committee also takes into account survey information regarding competitive levels of equity compensation awards gathered by Cadence’s human resources department, prior grant histories, and data on current vested and unvested stock and option positions.

In 2006, Cadence made equity grants in the form of stock options and restricted stock to the Named Executive Officers. When allocating long-term incentive compensation opportunities, the Compensation Committee currently targets between 60% and 70% of the total value of equity grants in the form of restricted stock, with the remainder comprised of stock options. The Compensation Committee believes this mix of restricted stock and options creates an effective tool for incentivizing and retaining those executives who are most responsible for influencing stockholder value.

Stock options provide an opportunity for Cadence to reward its Named Executive Officers if Cadence’s share price increases and the Named Executive Officers remain employed by Cadence during the period required for the options to vest. The stock options granted to Named Executive Officers in 2006 vest monthly over four years and expire ten years from the date of grant. In October of 2006, the Compensation Committee adjusted its policies for granting options under Cadence’s equity plans to reduce the term of all future option grants to employees from ten to seven years. In addition, prior to January 1, 2007, the exercise price of all stock options granted was equal to the average of the high and low sale price of Cadence’s common stock on the date of grant. Effective January 1, 2007, the exercise price of all stock options granted is equal to the closing price of Cadence’s common stock on the date of grant.

Awards of restricted stock align the interests of Named Executive Officers with the interests of stockholders through stock ownership, increase the reward to the Named Executive Officers when Cadence’s stock price increases, and serve as a retention tool for the Named Executive Officers. Awards of restricted stock granted to Named Executive Officers in 2006 vest annually over four years from the date of grant.

Grant Timing Policy

The Compensation Committee and senior management monitor Cadence’s stock option and restricted stock grant policies to ensure that they comply with governing regulations and are consistent with good corporate practice. In each of 2006 and 2007, grants to executive officers were made at Compensation Committee meetings held in February, after results for the preceding fiscal year became available, enabling the Compensation Committee to consider both the prior year’s performance and expectations for the succeeding year in making grant decisions. However, the Compensation Committee has the right to make grants at other times of the year when appropriate.

Deferred Compensation Plans

The Named Executive Officers may elect to defer compensation payable to them under Cadence’s 1994 Nonqualified Deferred Compensation Plan. This plan is designed to allow for retirement savings above the limits imposed by the IRS for 401(k) plans on an income tax-deferred basis for Cadence employees at the level of vice president (or its equivalent) and above who choose to participate. Amounts deferred into the plan are held in accounts with values indexed to the performance of selected mutual funds or money market accounts. On January 1, 2007, Cadence eliminated, with respect to new deferrals, a self-directed investment option previously available under the plan. With the elimination of this investment option, the investment options made available under the plan are substantially similar to those available under Cadence’s tax-qualified 401(k) plan. Cadence does not provide a match on executive deferrals under the deferred compensation plan. Cadence maintains this plan for the purposes of providing a competitive benefit and allowing Named Executive Officers an opportunity to defer income tax payments on their cash compensation.

Other Employee Benefit Plans

The Named Executive Officers are eligible for the same benefits available to Cadence employees generally. These include participation in a tax-qualified 401(k) plan and group life, health, dental, vision, and disability insurance plans.

Perquisites

Cadence generally does not provide its Named Executive Officers with significant perquisites and personal benefits. In connection with his initial hire, Cadence agreed to provide Michael J. Fister, President and CEO, with financial reimbursement related to his relocation to and housing in the San Jose area. Similarly, Cadence has provided relocation and housing assistance to Kevin Bushby, Executive Vice President, Worldwide Field Operations, in connection with his relocation from England to the San Jose area. The Compensation Com mittee believes that these benefits are reasonable and necessary to attract and/or retain each of these executives.

Severance Benefits

Cadence has entered into agreements with certain Named Executive Officers that provide for benefits upon termination of employment under certain circumstances, including in connection with a change in control of Cadence. Cadence provides these benefits as a means of remaining competitive, retaining executives, focusing executives on stockholder interests when considering strategic alternatives, and providing income protection in the event of involuntary loss of employment. Please refer to the discussion under “Potential Payments upon Termination or Change in Control and Employment Contracts” below for a more detailed discussion of these arrangements. In general, these arrangements provide for severance benefits upon a termination of the Named Executive Officer’s employment with Cadence either by Cadence without cause or by the executive for good reason. In the event of a change in control of Cadence, and if the executive is terminated without cause or resigns for good reason, the Named Executive Officer will receive enhanced severance benefits. Accordingly, Cadence provides for severance benefits only in the event of a “double trigger,” because it believes that executives are materially harmed only if a change in control results in reduced responsibilities or compensation or loss of employment.

In early 2006 the Compensation Committee engaged its compensation consultant to provide information on typical industry practices concerning employment, severance, and change in control agreements. Based on this review, the Compensation Committee believes its current arrangements with the Named Executive Officers are consistent with competitive practices. The Compensation Committee intends to review these arrangements periodically.

STOCK OWNERSHIP GUIDELINES

In 2005, Cadence established stock ownership guidelines for its Named Executive Officers. The guidelines were instituted to promote alignment with the interests of stockholders and Cadence’s commitment to sound corporate governance. Before establishing these guidelines, Cadence, with the assistance of its compensation consultant, reviewed industry standard practices. The Compensation Committee has established the following guidelines:

Stock Ownership Guidelines

Position	Shares(1)	Years to Meet Guideline
Chief Executive Officer	100,000
Chief Financial Officer/Executive Vice Presidents	50,000	5 years
Senior Vice Presidents	25,000

(1)	For purposes of determining stock ownership levels, the following forms of equity interests in Cadence count towards satisfaction of the guidelines: restricted or incentive shares (whether vested or unvested), shares obtained through the Cadence Employee Stock Purchase Plan, shares acquired and held through the exercise of stock options, shares purchased on the open market, shares owned outright by the executive officer or director or his or her immediate family members residing in the same household, shares held in trust for the benefit of the executive officer or director or his or her family.

Currently, all of Cadence’s Named Executive Officers exceed Cadence’s ownership guidelines.

TAX CONSIDERATIONS

Section 162(m) of the Internal Revenue Code of 1986

Section 162(m) of the Code limits deductions for certain executive compensation in excess of $1,000,000 in any fiscal year. Certain types of compensation are deductible only if performance criteria are specified in detail and payments are contingent on stockholder approval of the compensation arrangement. Cadence attempts to structure its compensation arrangements to achieve deductibility under Section 162(m), unless the benefit of such deductibility is outweighed by the need for flexibility or the attainment of other corporate objectives. The Compensation Committee will continue to monitor issues concerning the deductibility of executive compensation and will take appropriate action if and when it is warranted. Since corporate objectives may not always be consistent with the requirements for full deductibility, the Compensation Committee is prepared, if it deems appropriate, to enter into compensation arrangements under which payments may not be deductible under Section 162(m). Thus, deductibility will not be the sole factor used by the Compensation Committee in ascertaining appropriate levels or modes of compensation.

In 2006, all annual incentive plan payments, stock option grants, and restricted stock grants qualified as performance-based compensation under Section 162(m), and thus will be fully deductible.

Section 280G of the Internal Revenue Code of 1986

Section 280G of the Code disallows a company’s tax deduction for what are defined as ’excess parachute payments’ and Section 4999 of the Code imposes a 20% excise tax on any person who receives excess parachute payments. Named Executive Officers are not provided with tax gross-up payments in the event their payments become subject to this excise tax, but instead are entitled to the best after-tax alternative. In other words, the Named Executive Officers are entitled to whichever of the following payments results in the largest after-tax amount:

•	The full payout including any portion that would be classified as an excess parachute payment; or

•	The maximum payout that would result in no portion of the payout being subject to the excise tax.

Cadence chose to provide the Named Executive Officers with the best after-tax alternative to maximize the benefits provided to each executive in connection with a change in control while allowing Cadence to avoid making any gross-up payments.

In the event that a portion of the payout would be classified as an excess parachute payment, Cadence’s tax deduction would be disallowed under Section 280G and an excise tax would be imposed under Section 4999. Please refer to the discussion below under “Potential Payments upon Termination or Change in Control and Employment Contracts” for more detail on the potential lost tax deductions.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis above with management. In reliance on the review and discussions referred to above, the Compensation Committee recommended to the Board, and the Board approved, the inclusion of the Compensation Discussion and Analysis in this proxy statement and incorporation by reference into Cadence’s Annual Report on Form 10-K for the year ended December 30, 2006.

COMPENSATION COMMITTEE

Donald L. Lucas, Chairman
George M. Scalise
John B. Shoven

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation Committee is, or was during or prior to fiscal 2006, an officer or employee of Cadence or any of its subsidiaries. None of Cadence’s executive officers serves or served as a director or member of the compensation committee of another entity in a case where an executive officer of such other entity serves or served as a director or member of the Compensation Committee of Cadence.

COMPENSATION OF EXECUTIVE OFFICERS

The following table shows, for fiscal year 2006, compensation awarded or paid to, or earned by, Cadence’s CEO, CFO, and three most highly compensated executive officers other than the CEO and CFO (collectively referred to herein as the Named Executive Officers) at December 30, 2006:

SUMMARY COMPENSATION TABLE

							Non-Equity
							Incentive	All
			Stock		Option		Plan	Other
Name and		Salary	Awards		Awards		Compensation	Compensation	Total
Principal Position	Year	($)(1)	($)(2)		($)(2)		($)(1)	($)(4)	($)

Michael J. Fister	2006	1,000,000	4,638,918	(3)	5,257,032	(3)	2,478,700	362,956	13,737,606
President and Chief Executive Officer
Kevin Bushby	2006	500,000	1,442,380		563,727		1,302,080	192,840	4,001,027
Executive Vice President, Worldwide Field Operations
Moshe Gavrielov	2006	400,000	661,337		576,738		716,160	9,048	2,363,283
Executive Vice President and General Manager, Verification Division
James S. Miller, Jr.	2006	400,000	1,154,405		701,616		796,160	1,037	3,053,218
Executive Vice President, Products and Technologies Organization
William Porter	2006	450,000	1,470,183		514,093		860,490	9,354	3,304,120
Executive Vice President and Chief Financial Officer

(1)	Includes amounts deferred pursuant to Section 401(k) of the Code and Cadence’s 1994 Deferred Compensation Plan.

(2)	The assumptions made in the valuation of such awards are set forth in Note 4 to the Notes to Consolidated Financial Statements in Cadence’s Annual Report on Form 10-K for the year ended December 30, 2006.

(3)	In accordance with SEC rules, the amount shown is the compensation expense recognized in the financial statements during fiscal 2006, including compensation expenses of $2,654,000 and $3,590,373 related to the stock awards and option awards, respectively, granted to Mr. Fister upon commencement of his employment with Cadence in May 2004.

(4)	The payments listed in the “All Other Compensation” column above reflect the following and, unless noted below, are based upon the actual cost expended by Cadence in connection with the amounts described herein:

•	For Mr. Fister, the amount shown includes a housing allowance related to Mr. Fister’s relocation to the San Jose area from Portland, Oregon ($204,000), tax gross-up payments paid with respect to Mr. Fister’s housing allowance ($149,296), 401(k) matching contributions ($6,600) and term life insurance premium payments ($3,060) and expenses related to the relocation of Mr. Fister’s household goods to the San Jose area.

•	For Mr. Bushby, the amount shown includes a housing allowance, which commenced at the time of Mr. Bushby’s relocation to the San Jose area from England ($79,200), tax gross-up payments paid with respect to Mr. Bushby’s housing allowance ($69,850), additional tax gross-up payments paid with respect to Mr. Bushby’s housing allowance for the years 2003-2005 ($24,880), tax preparation expenses for the years 2003-2005 ($15,850) and term life insurance premium payments ($3,060).

•	For Mr. Gavrielov, the amount shown includes 401(k) matching contributions ($6,600) and term life insurance premium payments ($2,448).

•	For Mr. Miller, the amount shown includes term life insurance premium payments ($1,037).

•	For Mr. Porter, the amount shown includes 401(k) matching contributions ($6,600) and term life insurance premium payments ($2,754).

Cadence has entered into employment agreements with Messrs. Fister, Bushby, Miller and Porter and has entered into an offer letter with Mr. Gavrielov. See “Potential Payments Upon Termination or Change in Control and Employment Contracts” below.

The proportion of salary to total compensation of the Named Executive Officers is explained above under “Compensation, Discussion and Analysis — Elements of Executive Compensation.”

GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2006

					All Other	All Other		Closing
					Stock	Option		Market
					Awards:	Awards:		Price of	Grant Date
					Number of	Number of	Exercise or	Common	Fair Value
		Estimated Future Payouts Under			Shares of	Securities	Base Price	Stock on	of Stock
		Non-Equity Incentive Plan Awards			Stock or	Underlying	of Option	the Grant	and Option
	Grant	Threshold	Target	Maximum	Units	Options	Awards	Date	Awards
Name	Date	($)	($)	($)	(#)	(#)	($/Sh)	($/Sh)	($)

Michael J. Fister	2/8/06				250,000				4,157,500
	2/8/06					400,000	16.53	16.63	2,158,160
	N/A	—	1,000,000	5,000,000
Kevin Bushby	2/8/06				60,000				997,800
	2/8/06					120,000	16.53	16.63	647,448
	N/A	—	650,000	3,900,000
Moshe Gavrielov	2/8/06				40,000				665,200
	2/8/06					100,000	16.53	16.63	539,540
	N/A	—	400,000	2,287,925
James S. Miller, Jr.	2/8/06				100,000				1,663,000
	2/8/06					150,000	16.53	16.63	809,310
	N/A	—	400,000	2,287,925
William Porter	2/8/06				100,000				1,663,000
	2/8/06					150,000	16.53	16.63	809,310
	N/A	—	450,000	2,586,350

The actual payouts under the non-equity incentive plan awards granted to the Named Executive Officers are made under the Senior Executive Bonus Plan and are determined as described above under “Compensation Discussion and Analysis — Elements of Executive Compensation — Annual Cash Incentive Compensation.”

The stock awards granted to the Named Executive Officers were granted under the 1987 Plan and vest over four years, with 1/4th of the shares subject to such stock award vesting each anniversary after the date of grant, subject to the achievement of certain specified performance goals intended to ensure that the awards qualify as “performance-based compensation” under Section 162(m) of the Code. The stock options granted to the Named

Executive Officers were granted under the 1987 Plan and vest over four years, with 1/48th of the shares subject to such option vesting each month after the date of grant. Prior to January 1, 2007, the exercise price of options granted under the 1987 Plan was equal to the average of the high and low price of Cadence common stock on the date of grant. As of January 1, 2007, the exercise price of options granted under the 1987 Plan is equal to the closing price of Cadence common stock on the date of grant. Dividends, if any, are payable to the holders of restricted stock issued under Cadence’s plans.

OUTSTANDING EQUITY AWARDS AT 2006 FISCAL YEAR END

	Option Awards					Stock Awards
	Number of		Number of
	Securities		Securities			Number of
	Underlying		Underlying			Shares of		Market Value of
	Unexercised		Unexercised	Option		Stock that		Shares of Stock
	Options		Options	Exercise	Option	have not		that have not
	(#)		(#)	Price	Expiration	Vested		Vested
Name	Exercisable(1)		Unexercisable	($)	Date	(#)		($)

Michael J. Fister	1,937,500	(2)	1,062,500	13.06	5/12/14
	437,500		562,500	14.55	3/22/15
	83,333		316,667	16.53	2/08/16
						199,999	(3)	3,581,982
						250,000	(4)	4,477,500
Kevin Bushby	39,000	(5)	0	14.94	6/06/07
	110,000	(6)	0	22.59	6/05/08
	22,500	(6)	0	12.59	5/12/09
	5,000	(7)	0	12.59	5/12/09
	50,000	(6)	0	19.16	12/17/09
	150,000		0	14.69	5/19/10
	150,000		0	19.57	3/23/11
	200,000		0	20.99	1/18/12
	65,000		0	12.63	7/31/12
	16,666		2,084	10.11	1/29/13
	17,708		4,167	9.74	2/14/13
	25,000		95,000	16.53	2/08/16
						61,112	(8)	1,094,516
						60,000	(4)	1,074,600
Moshe Gavrielov	80,999	(9)	0	19.94	6/04/12
	72,563	(9)	8,436	16.83	5/29/13
	5,906	(9)	14,344	6.67	5/27/14
	50,000	(10)	175,000	13.86	4/15/15
	20,833		79,167	16.53	2/08/16
						75,000	(11)	1,343,250
						40,000	(4)	716,400
James S. Miller, Jr.	140,625	(2)	109,375	13.10	9/17/14
	114,583		135,417	13.61	2/14/15
	31,250		118,750	16.53	2/08/16
						25,000	(12)	447,750
						37,500	(13)	671,625
						100,000	(4)	1,791,000

	Option Awards					Stock Awards
	Number of		Number of
	Securities		Securities			Number of
	Underlying		Underlying			Shares of		Market Value of
	Unexercised		Unexercised	Option		Stock that		Shares of Stock
	Options		Options	Exercise	Option	have not		that have not
	(#)		(#)	Price	Expiration	Vested		Vested
Name	Exercisable(1)		Unexercisable	($)	Date	(#)		($)

William Porter	40,000	(5)	0	14.94	6/06/07
	30,000	(6)	0	35.06	4/09/08
	40,000	(6)	0	22.59	9/04/08
	25,000	(6)	0	19.88	10/09/08
	100,000	(6)	0	12.59	5/12/09
	200,000	(6)	0	13.06	5/21/09
	100,000	(6)	0	14.28	10/08/09
	100,000		0	19.57	3/23/11
	150,000		0	20.99	1/18/12
	26,875		3,125	10.11	1/29/13
	68,750		81,250	13.61	2/14/15
	31,250		118,750	16.53	2/08/16
						70,834	(14)	1,268,637
						100,000	(4)	1,791,000

(1)	Unless otherwise indicated, options granted to the Named Executive Officers were granted on the date 10 years prior to the expiration date and vest at a rate of 1/48th per month each month after the date of grant.

(2)	Option vests at a rate of 1/4th on the first anniversary of the grant date and 1/48th per month thereafter.

(3)	Restricted stock was granted on May 12, 2004 and vests at a rate of 1/3rd on each anniversary of the grant date.

(4)	Restricted stock was granted on February 8, 2006 and vests at a rate of 1/4th on each anniversary of the grant date, subject to the achievement of certain specified performance goals.

(5)	Option vests at a rate of 1/5th on the first anniversary of the grant date and 1/60th per month thereafter.

(6)	Option vests at a rate of 1/60th per month each month after the date of grant.

(7)	Option vests in full eight years after the date of grant, but vesting may be accelerated upon achievement of certain performance goals.

(8)	Restricted stock was granted on July 1, 2004 and vests at a rate of 7/36ths on February 1, 2005 and 1/6th each August 1st and February 1st thereafter, with the final 5/36ths vesting on August 1, 2007.

(9)	Option was assumed by Cadence in connection with its acquisition of Verisity Ltd. in 2005 and vests at a rate of 1/4th on the first anniversary of the grant date and 1/48th per month thereafter.

(10)	Option vests at a rate of 1/4th on the first anniversary of the grant date and 1/48th per month thereafter.

(11)	Restricted stock was granted on April 15, 2005 and vests at a rate of 1/4th on each anniversary of the grant date.

(12)	Restricted stock was granted on September 17, 2004 and vests at a rate of 1/4th on each anniversary of the grant date.

(13)	Restricted stock was granted on October 7, 2005 and vests at a rate of 1/4th on each anniversary of the grant date.

(14)	Restricted stock was granted on December 30, 2004 and vests at a rate of 7/36ths on August 1, 2005 and 1/6th each February 1st and August 1st thereafter, with the final 5/36ths vesting on February 1, 2008.

OPTION EXERCISES AND STOCK VESTED IN FISCAL YEAR 2006

	Option Awards		Stock Awards
	Number of Shares		Number of Shares
	Acquired on	Value Realized on	Acquired on	Value Realized on
	Exercise	Exercise	Vesting	Vesting
Name	(#)	($)(1)	(#)	($)(2)

Michael J. Fister	—	0	200,000	3,834,000
Kevin Bushby	191,875	1,150,606	66,666	1,111,656
Moshe Gavrielov	85,124	503,822	25,000	449,250
James S. Miller, Jr.	—	0	25,000	422,750
William Porter	110,000	858,839	50,000	833,750

(1)	Equal to the difference between the market price of the underlying securities at exercise and the exercise price of the options.

(2)	Equal to the number of shares vested multiplied by the closing price of Cadence common stock on the date of vesting.

NONQUALIFIED DEFERRED COMPENSATION FOR FISCAL YEAR 2006

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions in	Contributions in	Earnings in	Withdrawals/	Balance at
	Last FY (1)	Last FY	Last FY	Distributions	Last FYE
Name	($)	($)	($)	($)	($)

Michael J. Fister	97,814	—	28,383	—	338,781
Kevin Bushby	1,356,404	—	164,417	—	2,456,129
Moshe Gavrielov	—	—	—	—	0
James S. Miller, Jr.	—	—	—	—	0
William Porter	1,038,693	—	473,258	—	3,690,611

(1)	All executive contributions are reported as either salary or non-equity incentive plan compensation in the Summary Compensation Table above.

Executive officers may elect to defer up to 80% of their base salary and up to 100% of the non-equity incentive plan compensation payable to them under Cadence’s 1994 Deferred Compensation Plan. These deferred compensation payments are held in accounts with values indexed to the performance of selected mutual funds or money market accounts. Executive officers may elect to receive distributions from their account upon termination of employment with Cadence, the passage of a specified number of years or the attainment of a specified age, whichever event occurs first. In addition, executive officers may elect a lump sum payment or monthly installments over a five or ten year period.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL AND
EMPLOYMENT CONTRACTS

The information below describes certain compensation that would have become payable under existing plans and contractual arrangements assuming a termination of employment or change in control and termination of employment had occurred on December 30, 2006 (based upon the closing price of Cadence’s common stock on December 29, 2006 of $17.91), given the Named Executive Officers’ compensation and service levels as of such date. In addition to the benefits described below, upon any termination of employment, each of the Named Executive Officers would also be entitled to the amount shown in the column labeled “Aggregate Balance at Last FYE” of the table of Nonqualified Deferred Compensation for Fiscal Year 2006 above.

As of December 30, 2006, Cadence had entered into employment agreements with Messrs. Fister, Bushby, and Porter and had entered into offer letters with Messrs. Gavrielov and Miller. Cadence entered into an employment agreement with Mr. Miller in February 2007, after the end of the 2006 fiscal year, so the terms of Mr. Miller’s employment agreement are not reflected in the tables below. The employment agreements with Messrs. Fister, Bushby, Miller and Porter generally provide for the payment of benefits if the executive’s employment with

Cadence is terminated either by Cadence without “cause” (as defined in the agreements) or by the executive in connection with a “constructive termination” (as defined in the agreements). The offer letter with Mr. Gavrielov provides for the payment of benefits if the executive’s employment with Cadence is terminated either by Cadence without “cause” (as defined in the offer letter) or by Mr. Gavrielov for “good reason” (as defined in the offer letter). The employment agreements with Messrs. Fister, Bushby, Miller and Porter and the offer letter with Mr. Gavrielov do not provide for any additional payments or benefits upon a termination of employment by Cadence for cause, upon the executive’s resignation other than in connection with a “constructive termination” or for “good reason”, as applicable, or upon the executive’s death or permanent disability. Each of the employment agreements with Messrs. Fister, Bushby, Miller and Porter also provides for enhanced benefits upon a termination either by Cadence without “cause” or by the executive in connection with a “constructive termination” that occurs during the period commencing three months before a “change in control” of Cadence and ending thirteen months following a “change in control”.

For purposes of the employment agreements with Messrs. Fister, Bushby, Miller and Porter, “change in control” generally means the occurrence of any one of the following events:

•	Any person acquires more than 50% of the total voting power represented by Cadence’s then outstanding voting securities;

•	If a majority of the members of the Board of Directors are replaced in any two-year period other than in specific circumstances;

•	The consummation of a merger or consolidation of Cadence with any other corporation, other than a merger or consolidation in which the holders of Cadence’s outstanding voting securities immediately prior to such merger or consolidation receive securities possessing at least 50% of the total voting power represented by the outstanding voting securities of the surviving entity (or parent thereof) immediately after such merger or consolidation; or

•	The consummation of the sale or disposition by Cadence of all or substantially all of Cadence’s assets.

The receipt of benefits following termination under each of the employment agreements and Mr. Gavrielov’s offer letter is contingent upon the affected executive executing and not revoking a general release in favor of Cadence. In addition, the post-termination benefits provided for under the employment agreements with Messrs. Fister, Bushby, Miller and Porter are contingent upon the affected executive complying with the terms of an Executive Transition and Release Agreement. The transition agreement provides that the affected executive will continue to provide services to Cadence for a one-year transition period. During this one-year transition period, the executive is entitled to receive the termination payments described below, and is prohibited from competing with Cadence, soliciting employees of Cadence or interfering with Cadence’s relationship with its current or prospective clients, customers, joint venturers or financial backers. Any violation of the provisions of the transition agreement would result in the cessation of Cadence’s obligation to provide the then unpaid portion of the affected executive’s termination benefits.

The specific terms of each employment agreement and offer letter are described in more detail following the tables below.

The tables below set forth the estimated value of the potential payments to each Named Executive Officer, assuming the executive’s employment had terminated on December 30, 2006, and, for purposes of the second table below, that a change in control of Cadence had also occurred on that date. Amounts are reported without any reduction for possible delay in the commencement or timing of payments.

Potential Payments and Benefits Upon a Termination of Employment by Cadence
Without Cause or by Executive in Connection with a Constructive Termination or for Good Reason Not in Connection with a Change in Control

						Vesting of
	Transition	Termination	Termination	Company-	Vesting of	Restricted
	Period	Payment	Payment	Paid	Stock	Stock	Pre-Tax
	Salary	(Salary)	Bonus	COBRA	Options	Awards	Total
Name	($)	($)	($)	($)	($)(1)	($)(2)	($)

Michael J. Fister	24,000	1,800,000	1,800,000	13,659	7,112,625	5,820,732	16,571,016
Kevin Bushby	24,000	500,000	650,000	4,071	91,881	1,363,166	2,633,118
Moshe Gavrielov	—	400,000	400,000	18,154	509,087	626,850	1,954,091
James S. Miller, Jr.(3)	—	—	—	—	—	—	—
William Porter	24,000	450,000	450,000	18,154	237,766	1,343,250	2,523,170

(1)	These amounts are calculated assuming that the market price per share of Cadence’s common stock on the date of termination of employment was equal to the closing price of Cadence’s common stock on December 29, 2006 ($17.91) and are based upon the difference between $17.91 and the exercise price of the options held by the Named Executive Officer.

(2)	These amounts are calculated assuming that the market price per share of Cadence’s common stock on the date of termination of employment was equal to the closing price of Cadence’s common stock on December 29, 2006 ($17.91).

(3)	Mr. Miller entered into an employment agreement with Cadence effective as of February 15, 2007 and was therefore not entitled to any payments upon termination as of December 30, 2006.

Potential Payments and Benefits Upon a Termination of Employment by Cadence
Without Cause or by Executive in Connection with a Constructive Termination for
Good Reason Within 3 Months Prior to or 13 Months Following a Change in Control

						Vesting of
	Transition	Termination	Termination	Company-	Vesting of	Restricted
	Period	Payment	Payment	Paid	Stock	Stock	Pre-Tax
	Salary	(Salary)	Bonus	COBRA	Options	Awards	Total
Name	($)	($)	($)	($)	($)(1)	($)(2)	($)(4)

Michael J. Fister	24,000	2,000,000	2,000,000	13,659	7,484,521	8,059,482	19,581,662
Kevin Bushby	24,000	500,000	650,000	4,071	181,906	2,169,116	3,529,093
Moshe Gavrielov	—	400,000	400,000	18,154	509,087	626,850	1,954,091
James S. Miller, Jr.(3)	—	—	—	—	—	—	—
William Porter	24,000	450,000	450,000	18,154	538,641	3,059,637	4,540,432

(1)	These amounts are calculated assuming that the market price per share of Cadence’s common stock on the date of termination of employment was equal to the closing price of Cadence’s common stock on December 29, 2006 ($17.91) and are based upon the difference between $17.91 and the exercise price of the options held by the Named Executive Officer.

(2)	These amounts are calculated assuming that the market price per share of Cadence’s common stock on the date of termination of employment was equal to the closing price of Cadence’s common stock on December 29, 2006 ($17.91).

(3)	Mr. Miller entered into an employment agreement with Cadence effective as of February 15, 2007 and was therefore not entitled to any payments upon termination as of December 30, 2006.

(4)	Assuming a base amount under Section 280G of the Code based on taxable wages for the years 2002 through 2006 and annualized for the year in which the executive commenced employment with Cadence (if after 2001), none of the payments to the Named Executive Officers set forth in this table would be subject to the excise tax under Section 4999 of the Code.

Separate and apart from the employment agreements and offer letter described above, the award agreements governing the shares of restricted Cadence common stock granted to each of the Named Executive Officers generally provide that if the Named Executive Officer to whom the restricted stock has been granted dies while employed by Cadence, that portion of the restricted stock award that would have vested on the next following vesting date will be deemed to have vested immediately prior to the affected executive’s death. In addition, the agreement governing the 600,000 shares of restricted Cadence common stock granted to Mr. Fister in connection with the commencement of his employment with Cadence provides for full vesting acceleration upon a termination of Mr. Fister’s employment by reason of his death or permanent and total disability (as determined in accordance with Cadence’s applicable personnel policies). The tables below set forth the estimated value of the potential payments to each Named Executive Officer, assuming the executive’s employment had terminated on December 30, 2006 by reason of the executive’s death or disability. Amounts are reported without any reduction for possible delay in the commencement or timing of payments.

Potential Payments and Benefits Upon a Termination of Employment by Reason of
Death or Disability

	Vesting of Restricted	Vesting of Restricted
	Stock Awards Upon	Stock Awards Upon
	Executive’s Death	Executive’s Disability
Name	($)(1)	($)

Michael J. Fister	4,701,357	3,581,982
Kevin Bushby	1,363,166	—
Moshe Gavrielov	626,850	—
James S. Miller, Jr.	895,500	—
William Porter	1,343,250	—

(1)	These amounts are calculated assuming that the market price per share of Cadence’s common stock on the date of termination of employment was equal to the closing price of Cadence’s common stock on December 29, 2006 ($17.91).

EMPLOYMENT AGREEMENT WITH MICHAEL J. FISTER

Effective as of May 12, 2004, Cadence entered into an employment agreement with Mr. Fister. The agreement provides for Mr. Fister’s employment as President and Chief Executive Officer of Cadence at an initial base salary of $800,000 per year and for Mr. Fister to participate in Cadence’s Senior Executive Bonus Plan at an annual target bonus of 100% of his base salary, with a guaranteed bonus for fiscal 2004 equal to the amount of his base salary prorated for the portion of fiscal 2004 that Mr. Fister was employed by Cadence. Mr. Fister’s base salary and target bonus are subject to review by the Board or the Compensation Committee from time to time and the Board or Compensation Committee may choose, in its discretion, to approve a bonus payment in excess of 100% of Mr. Fister’s base salary for any fiscal year. In 2005, the Compensation Committee increased Mr. Fister’s base salary to $1,000,000. In addition, the agreement provides for a sign-on bonus of $1,000,000, a $5,000 per month housing allowance for 24 months and other reasonable and actual relocation expenses agreed to by Cadence. The agreement also provides for Mr. Fister to be reimbursed for the reasonable and actual cost of moving his household goods and personal items to the San Jose, California area incurred during the first two years of Mr. Fister’s employment with Cadence. If, during the first five years of Mr. Fister’s employment with Cadence, Mr. Fister sells his house in

Portland, Oregon and/or buys a new house in a location in proximity to Cadence’s corporate headquarters, Cadence will reimburse Mr. Fister for his reasonable and documented closing costs associated with such sale and/or purchase and will absorb and/or reimburse Mr. Fister for the broker’s commission paid in connection with the sale of his Portland, Oregon house, provided that Mr. Fister complies with Cadence’s domestic relocation policy then in effect. In 2005, Mr. Fister bought a house in California, but as of the date of this proxy statement, Mr. Fister has not sold his house in Oregon. To the extent that any of the relocation benefits provided by the agreement are included in Mr. Fister’s gross income for tax purposes, Mr. Fister will receive additional tax gross-up payments with respect to such amounts. Mr. Fister is also eligible to participate in Cadence’s U.S. health insurance, life insurance and disability insurance plans and Cadence’s retirement and deferred compensation plans. Pursuant to the agreement, upon the commencement of his employment in May 2004, Mr. Fister received a grant of 600,000 shares of restricted Cadence common stock and an option to purchase 3,000,000 shares of Cadence common stock. Mr. Fister is also eligible to receive additional restricted stock grants and stock options as the Compensation Committee may determine from time to time. The agreement also provides for Cadence’s indemnification of Mr. Fister pursuant to Cadence’s standard form executive indemnification agreement.

Under the agreement, if Mr. Fister’s employment as President and Chief Executive Officer is terminated by Cadence without “cause” or if Mr. Fister terminates his employment in connection with a “constructive termination”, Mr. Fister will be entitled to the benefits provided for in an Executive Transition and Release Agreement in exchange for his execution and delivery of that agreement. Mr. Fister is not entitled to benefits under the transition agreement if his employment is terminated for “cause” or on account of his permanent disability or death or if he voluntarily terminates his employment (other than in connection with a “constructive termination”). The transition agreement requires Mr. Fister to comply with non-solicitation and non-competition provisions in favor of Cadence, to release Cadence from all claims related to his employment and to provide Cadence with continued cooperation in matters related to his employment. The transition agreement also provides that Mr. Fister will be employed for up to one year after his termination as a non-executive employee at a monthly salary of $2,000 and with continued coverage under Cadence’s medical, dental and vision insurance plans, at Cadence’s expense, should Mr. Fister elect COBRA coverage. In addition, the unvested stock options and outstanding restricted stock awards held by Mr. Fister that would have vested over the succeeding 24-month period will vest upon his termination. No additional vesting of stock options or stock awards will occur thereafter. Mr. Fister will also receive a lump-sum payment equal to 180% of his annual base salary at the highest rate in effect during his employment as CEO, and an amount equal to 180% of his annual target bonus at the highest target rate in effect during his employment as CEO, payable in twelve monthly pro rata installments.

If, within three months before or 13 months after a “change in control” Mr. Fister’s employment as CEO is terminated without “cause” or Mr. Fister terminates his employment in connection with a “constructive termination”, then, in lieu of the equity acceleration and severance provisions described above and in exchange for Mr. Fister’s execution and delivery of the transition agreement described above, all of Mr. Fister’s unvested stock options and outstanding restricted stock awards will immediately vest in full. In addition, Mr. Fister will receive a lump sum payment equal to 200% of his annual base salary at the highest rate in effect during his employment as CEO, and an amount equal to 200% of his annual target bonus at the highest target rate in effect during his employment as CEO, payable in twelve monthly pro rata installments. All other provisions of the transition agreement described in the paragraph above remain unchanged.

In May 2005, Mr. Fister’s employment agreement was amended to provide for a housing allowance of $5,000 per month from May 12, 2004 through May 15, 2005, a housing allowance of $17,000 per month from May 16, 2005 through May 15, 2007 and reimbursement of such other reasonable and actual relocation expenses incurred by Mr. Fister as may be agreed to by Cadence. All other provisions of the agreement remain unchanged.

EMPLOYMENT AGREEMENT WITH KEVIN BUSHBY

Effective as of May 26, 2004, Cadence entered into an employment agreement with Mr. Bushby. The agreement provides for Mr. Bushby’s employment as Executive Vice President, Worldwide Field Operations at an initial base salary of $450,000 per year, and for Mr. Bushby to participate in Cadence’s Senior Executive Bonus Plan at an annual target bonus of $650,000. Mr. Bushby’s base salary and target bonus are subject to review by the Board or the Compensation Committee from time to time. In March 2005, the Compensation Committee increased

Mr. Bushby’s base salary to $500,000 per year, effective as of January 1, 2005. Mr. Bushby is also eligible to participate in Cadence’s U.S. health insurance, life insurance and disability insurance plans and Cadence’s retirement and deferred compensation plans. In addition, Cadence was also required to pay Mr. Bushby cost of living adjustment payments of $6,600 per month, net of taxes, and tax equalization payments and tax preparation expenses for 2003, 2004 and 2005. Effective in 2007, Mr. Bushby’s cost of living adjustment payments were increased to $9,200 per month, net of taxes. In addition, Cadence will cause the landlord, which is a wholly-owned subsidiary of Cadence, not to terminate the residential lease described below under “Certain Transactions” during Mr. Bushby’s full-time employment with Cadence (except upon Mr. Bushby’s default under the lease) and negotiate in good faith to extend the term of the residential lease if it expires during Mr. Bushby’s employment with Cadence. If Mr. Bushby is terminated other than for “cause” or if Mr. Bushby resigns from Cadence in connection with a “constructive termination”, Cadence will cause the landlord not to terminate the residential lease (except upon Mr. Bushby’s default under the lease) such that Mr. Bushby may remain a tenant until 12 months following the date Mr. Bushby’s employment terminates. Cadence will also provide legal and other assistance necessary to address any U.S. immigration issues that arise for Mr. Bushby and his family during Mr. Bushby’s employment with Cadence. If Mr. Bushby’s employment with Cadence is terminated other than for “cause” or if Mr. Bushby resigns from Cadence in connection with a “constructive termination”, and Mr. Bushby relocates from the San Jose area to the United Kingdom within 12 months after such termination, Cadence will reimburse Mr. Bushby for the reasonable and necessary relocation expenses incurred by Mr. Bushby. The agreement also provides for Cadence’s indemnification of Mr. Bushby pursuant to a previously executed standard executive indemnification agreement.

Under the agreement, if Mr. Bushby’s employment is terminated by Cadence without “cause” or if Mr. Bushby terminates his employment in connection with a “constructive termination”, Mr. Bushby will be entitled to the benefits provided for in an Executive Transition and Release Agreement in exchange for his execution and delivery of that agreement. Mr. Bushby is not entitled to benefits under the transition agreement if his employment is terminated for “cause” or on account of his permanent disability or death or if he voluntarily terminates his employment (other than in connection with a “constructive termination”). The transition agreement requires Mr. Bushby to comply with non-solicitation and non-competition provisions in favor of Cadence, to release Cadence from all claims related to his employment and to provide Cadence with continued cooperation in matters related to his employment. The transition agreement also provides that Mr. Bushby will be employed for up to one year after his termination as a non-executive employee at a monthly salary of $2,000 and with continued coverage under Cadence’s medical, dental and vision insurance plans, at Cadence’s expense, should Mr. Bushby elect COBRA coverage. In addition, the unvested stock options and outstanding restricted stock awards granted to Mr. Bushby prior to his termination will continue to vest until the termination of the transition agreement. Mr. Bushby will also receive a lump-sum payment of one year’s annual base salary at the highest rate in effect during his employment as Executive Vice President, Worldwide Field Operations. Upon termination of the transition agreement, Mr. Bushby will receive a lump-sum payment of one year’s annual target bonus at the highest target rate in effect during his employment as Executive Vice President, Worldwide Field Operations.

If, within 90 days before or 13 months after a “change in control”, Mr. Bushby’s employment is terminated without “cause” or Mr. Bushby terminates his employment in connection with a “constructive termination”, then, in exchange for Mr. Bushby’s execution and delivery of the transition agreement, all of Mr. Bushby’s unvested stock options and outstanding restricted stock awards will immediately vest in full. All other provisions of the transition agreement described in the paragraph above remain unchanged.

OFFER LETTER WITH MOSHE GAVRIELOV

On January 12, 2005, Mr. Gavrielov accepted his offer of employment with Cadence pursuant to an offer letter. The offer letter provides for Mr. Gavrielov’s employment as Executive Vice President and General Manager, Verification Division at an initial base salary of $400,000 and for Mr. Gavrielov to participate in Cadence’s Senior Executive Bonus Plan at an annual target bonus of 75% of his base salary. In 2006, the Compensation Committee raised Mr. Gavrielov’s annual target bonus to 100% of his base salary. Pursuant to the offer letter, upon the commencement of his employment in April 2005, Mr. Gavrielov received a grant of 100,000 shares of restricted Cadence common stock, an option to purchase 300,000 shares of Cadence common stock and a one time signing bonus of $100,000. In addition, Mr. Gavrielov’s options to purchase shares of his former employer, Verisity Ltd., were converted into options to acquire Cadence common stock, subject to the terms and conditions of the Verisity plans that were assumed by Cadence in connection with its acquisition of Verisity. Mr. Gavrielov is also eligible to participate in Cadence’s U.S. health insurance, life insurance and disability insurance plans and Cadence’s retirement and deferred compensation plans.

If Mr. Gavrielov’s employment with Cadence is terminated without “cause” or due to death or disability, or if Mr. Gavrielov resigns for “good reason”, at any time during the first three years of his employment, and in exchange for executing a release of claims against Cadence, Mr. Gavrielov is entitled to receive a lump-sum payment equal to the base salary Mr. Gavrielov would have earned from the day following the termination date until the earlier of (i) the last day of the three-year term and (ii) the date that is one year after the termination date, and an amount equal to one-year’s target bonus (provided, that such target bonus shall be prorated if there is less than one year remaining in the three-year term). Mr. Gavrielov is also entitled to continuation of his health benefits for the lesser of 12 months and the remainder of the three-year term. In addition, all stock options granted to Mr. Gavrielov prior to the date of the offer letter that are unvested will vest immediately and all stock options and restricted stock awards granted to Mr. Gavrielov after the date of the offer letter that are unvested and that would have vested over the 12-month period beginning on the termination date will vest immediately.

EMPLOYMENT AGREEMENT WITH JAMES S. MILLER, JR.

On February 15, 2007, Cadence entered into an employment agreement with Mr. Miller. The agreement provides for Mr. Miller’s employment as Executive Vice President, Products and Technologies Organization, at an initial base salary of $400,000 per year and for Mr. Miller to participate in Cadence’s Senior Executive Bonus Plan at an annual target bonus of 100% of his base salary. Mr. Miller’s base salary and target bonus are subject to review by the Board or the Compensation Committee from time to time. Mr. Miller is also eligible to participate in Cadence’s U.S. health insurance, life insurance and disability insurance plans and Cadence’s retirement and deferred compensation plans. The agreement also provides for Cadence’s indemnification of Mr. Miller pursuant to a previously executed standard executive indemnification agreement.

Under the agreement, if Mr. Miller’s employment is terminated by Cadence without “cause” or if Mr. Miller terminates his employment in connection with a “constructive termination”, Mr. Miller will be entitled to the benefits provided for in an Executive Transition and Release Agreement in exchange for his execution and delivery of that agreement. Mr. Miller is not entitled to benefits under the agreement if his employment is terminated for “cause” or on account of his permanent disability or death or if he voluntarily terminates his employment (other than in connection with a “constructive termination”). The transition agreement requires Mr. Miller to comply with non-solicitation and non-competition provisions in favor of Cadence, to release Cadence from all claims related to his employment and to provide Cadence with continued cooperation in matters related to his employment. The transition agreement also provides that Mr. Miller will be employed for up to one year after his termination as a non-executive employee with continued coverage under Cadence’s medical, dental and vision insurance plans, at Cadence’s expense, should Mr. Miller elect COBRA coverage. In addition, the unvested stock options and outstanding restricted stock awards held by Mr. Miller on the date of his termination, which would have vested over the succeeding 12 month period, will immediately vest. Provided that, during the first six months of the transition agreement, Mr. Miller does not resign from Cadence and Cadence does not terminate Mr. Miller’s employment, Mr. Miller will receive a lump-sum payment of one year’s annual base salary at the highest rate in effect during his employment as Executive Vice President, Products and Technologies Organization, and, for a period of six months, a monthly salary of $4,000, commencing on the first pay date that is more than six months following the date of his termination under his employment agreement. In addition, provided that, during the term of the transition agreement, Mr. Miller does not resign from Cadence and Cadence does not terminate Mr. Miller’s employment, upon the termination of the transition agreement, Mr. Miller will receive a lump-sum payment of one year’s target bonus at the highest target rate in effect during his employment as Executive Vice President, Products and Technology Organization.

If, within 90 days before or 13 months after a “change in control”, Mr. Miller’s employment is terminated without “cause” or Mr. Miller terminates his employment in connection with a “constructive termination”, then, in exchange for Mr. Miller’s execution and delivery of the transition agreement, all of Mr. Miller’s unvested stock options and outstanding restricted stock awards will immediately vest in full. All other provisions of the transition agreement described in the paragraph above remain unchanged.

EMPLOYMENT AGREEMENT WITH WILLIAM PORTER

Effective as of January 1, 2005, Cadence entered into an employment agreement with Mr. Porter. The agreement provides for Mr. Porter’s employment as Senior Vice President and Chief Financial Officer at an initial base salary of $400,000 per year and for Mr. Porter to participate in Cadence’s Senior Executive Bonus Plan at an annual target bonus of $300,000. Mr. Porter’s base salary and target bonus are subject to review by the Board or the Compensation Committee from time to time. In March 2005, the Compensation Committee increased Mr. Porter’s base salary to $450,000 per year and annual target bonus to $375,000, effective as of January 1, 2005. In February 2006, the Compensation Committee promoted Mr. Porter to Executive Vice President and increased Mr. Porter’s target bonus to 100% of his base salary. Mr. Porter is also eligible to participate in Cadence’s U.S. health insurance, life insurance and disability insurance plans and Cadence’s retirement and deferred compensation plans. The agreement also provides for Cadence’s indemnification of Mr. Porter pursuant to a previously executed standard executive indemnification agreement.

Under the agreement, if Mr. Porter’s employment is terminated by Cadence without “cause” or if Mr. Porter terminates his employment in connection with a “constructive termination”, Mr. Porter will be entitled to the benefits provided for in an Executive Transition and Release Agreement in exchange for his execution and delivery of that agreement. Mr. Porter is not entitled to benefits under the transition agreement if his employment is terminated for “cause” or on account of his permanent disability or death or if he voluntarily terminates his employment (other than in connection with a “constructive termination”). The transition agreement requires Mr. Porter to comply with non-solicitation and non-competition provisions in favor of Cadence, to release Cadence from all claims related to his employment and to provide Cadence with continued cooperation in matters related to his employment. The transition agreement also provides that Mr. Porter will be employed for up to one year after his termination as a non-executive employee at a monthly salary of $2,000 and with continued coverage under Cadence’s medical, dental and vision insurance plans, at Cadence’s expense, should Mr. Porter elect COBRA coverage. In addition, the unvested stock options and outstanding stock awards granted to Mr. Porter prior to his termination will continue to vest until the termination of the transition agreement. Mr. Porter will also receive a lump-sum payment of one year’s annual base salary at the highest rate in effect during his employment as Chief Financial Officer, and, upon termination of the transition agreement, a lump-sum payment of one year’s annual target bonus at the highest target rate in effect during his employment as Chief Financial Officer.

If, within 90 days before or 13 months after a “change in control”, Mr. Porter’s employment is terminated without “cause” or Mr. Porter terminates his employment in connection with a “constructive termination”, then, in exchange for Mr. Porter’s execution and delivery of the transition agreement, all of Mr. Porter’s unvested stock options and outstanding restricted stock awards will immediately vest in full. All other provisions of the transition agreement described in the paragraph above remain unchanged.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about Cadence’s equity compensation plans, including its equity incentive plans and employee stock purchase plans, as of December 30, 2006.

				Number of Securities
				Remaining Available
	Number of Securities		Weighted-Average	for Future Issuance
	to be Issued Upon		Exercise Price of	Under Equity
	Exercise of		Outstanding	Compensation Plans
	Outstanding Options,		Options, Warrants	(Excluding Securities
Plan Category	Warrants and Rights		and Rights	Reflected in Column (a))
	(a)		(b)	(c)

Equity compensation plans approved by security holders	6,276,148	(1)	$16.90	14,539,603	(2)
Equity compensation plans not approved by security holders	42,998,405	(3)	$15.95	7,396,724
Total	49,274,553		$16.07	21,936,327

(1)	This amount excludes purchase rights accruing under Cadence’s Amended and Restated Employee Stock Purchase Plan, which is referred to as the Employee Plan, for which remaining available rights are included in column (c). Under the Employee Plan, each eligible employee may purchase shares of Cadence common stock at six-month intervals at a purchase price per share equal to 85% of the lower of the fair market value of Cadence common stock on (i) the first day of an offering period (currently six months in duration), or (ii) the last day of the offering period.

(2)	This amount includes 7,835,915 shares available for issuance at the end of fiscal 2006 under the Employee Plan.

(3)	This amount excludes 5,975,116 shares subject to options assumed in connection with acquisitions at a weighted average exercise price of $10.65. No additional options may be granted under the assumed plans.

Cadence’s 1993 Nonstatutory Stock Incentive Plan, 1997 Nonstatutory Stock Incentive Plan and 2000 Nonstatutory Equity Incentive Plan, which are referred to below as the 1993 Plan, the 1997 Plan and the 2000 Plan, respectively, and are collectively referred to below as the Plans, provide for the issuance of nonstatutory stock options, restricted stock, stock bonuses and rights to acquire restricted stock to Cadence employees and consultants who are not executive officers, directors or beneficial owners of 10% or more of Cadence common stock. As of December 30, 2006, there were:

•	320,071 shares subject to unvested restricted stock grants, options to purchase 1,172,274 shares outstanding with a weighted average exercise price of $17.32, and 240,522 shares remaining available for grant of the 24,750,000 shares reserved for issuance under the 1993 Plan;

•	4,271,878 shares subject to unvested restricted stock grants, options to purchase 11,107,245 shares outstanding with a weighted average exercise price of $14.52, and 394,555 shares remaining available for grant of the 30,000,000 shares reserved for issuance under the 1997 Plan; and

•	1,668,933 shares subject to unvested restricted stock grants, options to purchase 30,718,886 shares outstanding with a weighted average exercise price of $16.42, and 6,761,647 shares remaining available for grant of the 50,000,000 shares reserved for issuance under the 2000 Plan.

The exercise price of options granted under the Plans may not be less than the fair market value of a share of Cadence common stock on the grant date. Prior to January 1, 2007, the fair market value was the average of the high and low price of Cadence common stock on the grant date. On or after January 1, 2007, the fair market value is the closing price of Cadence common stock on the grant date. Options granted to new employees under the Plans generally become exercisable over a four-year period, with one-fourth of the shares vesting one year from the vesting commencement date, and the remaining shares vesting in 36 equal monthly installments thereafter. Options granted to current employees under the Plans generally become exercisable over a four-year period, vesting in 48 equal monthly installments. Options granted under the Plans prior to October 1, 2006 generally expire ten years from the grant date and options granted under the Plans on or after October 1, 2006 expire seven years from the grant date. Awards of restricted stock granted under the Plans vest at the times and in installments determined by the

Board. The vesting of options and restricted stock may be subject to continued employment, the passage of time and/or performance criteria deemed appropriate by the Board. Stock bonus awards and restricted stock awards granted under the Plans are subject to the terms and conditions determined by the Board.

CERTAIN TRANSACTIONS

REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS

In February 2007, the Board of Directors adopted written Related Party Transaction Policies and Procedures which require that all “interested transactions” with “related parties” (each as defined below) be subject to approval or ratification in accordance with the procedures set forth therein.

An “interested transaction” is any transaction, arrangement or relationship, or series of similar transactions, arrangements or relationships, in which:

•	The aggregate amount involved will or may be expected to exceed $100,000 in any calendar year;

•	Cadence is a participant; and

•	Any “related party” has or will have a direct or indirect interest (other than solely as a result of being a director or less than 10% beneficial owner of another entity).

A “related party” covered by the policy is any:

•	Person who was or is (since the beginning of the last fiscal year for which Cadence has filed an Annual Report on Form 10-K or proxy statement) an executive officer, director or nominee for election as a director;

•	Greater than 5% beneficial owner of Cadence’s common stock; or

•	Immediate family member of the foregoing, which includes a person’s spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters- in law and anyone residing in such person’s home (other than tenants or employees).

The Corporate Governance and Nominating Committee of the Board reviews the material facts of all interested transactions and either approves or disapproves of the entry into the transaction. If advanced approval of an interested transaction is not feasible, the transaction is reviewed and, if the Committee determines it to be appropriate, ratified at the Committee’s next scheduled meeting. In determining whether to approve or ratify an interested transaction, the Committee takes into account, among other appropriate factors, the extent of the related party’s interest in the transaction, whether the interested transaction is on terms no less favorable than terms generally available to unaffiliated third parties under similar circumstances. Directors may not participate in any discussion or approval of an interested transaction for which they are a related party.

The Corporate Governance and Nominating Committee has pre-approved or ratified the following categories of interested transactions:

•	Any employment by Cadence of an executive officer of Cadence if:

•	The related compensation is required to be reported in Cadence’s proxy statement under the SEC’s compensation disclosure requirements; or

•	The executive officer is not an immediate family of another executive officer or director of Cadence, the related compensation would be reported in Cadence’s proxy statement under the SEC’s compensation disclosure requirements if the executive officer was a “named executive officer” and the Compensation Committee approved (or recommended that the Board approve) such compensation.

•	Any compensation paid to a director if the compensation is required to be reported in Cadence’s proxy statement under the SEC’s compensation disclosure requirements.

•	Any transaction with another company in which the related person’s only relationship is as a non-executive employee, director or beneficial owner of less than 10% of that company’s shares, if the amount involved does not exceed the greater of $1,000,000 or 2% of that company’s total annual revenues.

•	Any charitable contribution by Cadence to a charitable organization, foundation or university at which a related person’s only relationship is as a non-executive employee or director, if the amount involved does not exceed the lesser of $100,000 or 2% of the charitable organization’s total annual receipts.

•	Any transaction where the related person’s interest arises solely from the ownership of Cadence common stock and all holders of Cadence common stock received the same benefit on a pro rata basis.

•	Any transaction with a related party involving services as a bank depositary of funds, transfer agent, registrar, trustee under an indenture or similar services.

In addition, the Board has delegated to the Chairman of the Corporate Governance and Nominating Committee the authority to pre-approve or ratify any interested transaction with a related party in which the aggregate amount is expected to be less than $1,000,000.

TRANSACTIONS WITH RELATED PERSONS

On February 21, 2007, 849 College Avenue, Inc., a subsidiary of Cadence, entered into an amended and restated residential housing lease with Mr. Bushby. The amended and restated lease is effective as of March 1, 2007 and replaces the residential lease previously entered into by the parties in March 2003. The lease provides for a term commencing on January 1, 2007 and ending on February 29, 2008, with aggregate annual rental payments of $90,000, comprised of monthly rental payments of $7,500. The lease may be extended by Mr. Bushby for one additional one-year period, and may be terminated by either party upon 180 days prior written notice. However, the Cadence subsidiary may not terminate the lease, except upon Mr. Bushby’s default thereunder, as long as Mr. Bushby is a full-time Executive Vice President in good standing at Cadence. In addition, if the lease expires during Mr. Bushby’s employment, the Cadence subsidiary will negotiate in good faith an extension of the lease. If Mr. Bushby is terminated other than for “cause” (as defined in his employment agreement described above) or if Mr. Bushby resigns from Cadence in connection with a “constructive termination” (as defined in his employment agreement described above), the Cadence subsidiary will not terminate the residential lease (except upon Mr. Bushby’s default under the lease) such that Mr. Bushby may remain a tenant until 12 months following the date Mr. Bushby’s employment terminates. Mr. Bushby also has an option to purchase the property at any time during the term of the lease, as extended, for a price equal to the greater of the property’s fair market value or the purchase price originally paid for the property by the Cadence subsidiary.

INDEMNIFICATION AGREEMENTS

Cadence’s Bylaws provide that Cadence will indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law. Cadence’s Bylaws also authorize the Board to cause Cadence to enter into indemnification contracts with its directors, officers and employees and to purchase insurance on behalf of any person it is permitted to indemnify. Pursuant to these Bylaw provisions, Cadence has entered into indemnity agreements with each of its directors and executive officers, and has also purchased insurance on behalf of the directors and executive officers.

Each indemnity agreement provides, among other things, that Cadence will indemnify each signatory to the extent provided in the agreement, for expenses, witness fees, damages, judgments, fines and amounts paid in settlement and any other amounts that the individual becomes legally obligated to pay because of any claim or claims made against or by him or her in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitral, administrative or investigative, to which the individual is or may be made a party by reason of his or her position as a director, officer, employee or other agent of Cadence, and otherwise as may be provided to the individual by Cadence under the non-exclusivity provisions of the Delaware General Corporation Law and Cadence’s Bylaws.

OTHER MATTERS

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the directors and executive officers of Cadence, and persons who own more than ten percent of a registered class of Cadence’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish Cadence with copies of all Section 16(a) forms they file.

To Cadence’s knowledge, based solely on a review of the copies of the reports furnished to us and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its executive officers and directors and greater than ten percent beneficial owners were complied with.

STOCKHOLDER PROPOSALS AND NOMINATIONS

From time to time, Cadence stockholders submit proposals that they believe should be voted upon at the annual meeting or nominate persons for election to the Board of Directors. Under Rule 14a-8 of the Exchange Act, certain stockholder proposals may be eligible for inclusion in Cadence’s proxy statement and form of proxy in connection with the 2008 Annual Meeting of Stockholders. Stockholder proposals must be submitted in writing to the Corporate Secretary of Cadence no later than December 4, 2007 to be included in the proxy statement and form of proxy relating to Cadence’s 2008 Annual Meeting of Stockholders. The submission of a stockholder proposal does not guarantee that it will be included in Cadence’s proxy statement and form of proxy.

Alternatively, under Cadence’s Bylaws, any director nominations or proposals which the stockholder does not seek to include in Cadence’s proxy statement and form of proxy pursuant to Rule 14a-8 under the Exchange Act must be submitted in writing to Cadence’s Corporate Secretary no later than February 9, 2008, nor earlier than January 10, 2008, and must otherwise satisfy the requirements of Cadence’s Bylaws. If the date of the 2008 Annual Meeting of Stockholders changes by more than 30 days from the anniversary date of the 2007 Annual Meeting, stockholder proposals or nominations must be submitted in writing to Cadence’s Corporate Secretary no later than ten days following the first public announcement of the date of the meeting. If the stockholder does not also comply with the requirements of Rule 14a-4 under the Exchange Act, Cadence may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such stockholder proposal or nomination submitted by a stockholder.

A stockholder’s notice must include: (A) as to each person whom the stockholder proposes to nominate for election as a director, all information relating to the candidate that is required to be disclosed in proxy solicitations for a contested election of directors, or is otherwise required pursuant to Regulation 14A under the Exchange Act, accompanied by the candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on Cadence’s books, and of such beneficial owner, and (ii) the class and number of shares of Cadence common stock owned beneficially and of record by such stockholder and such beneficial owner; and (D) any other information required to be provided by the stockholder pursuant to Regulation 14A under the Exchange Act as a proponent to a stockholder proposal.

Only candidates nominated in accordance with the procedures set forth above are eligible to serve as directors. Except as otherwise provided by law, the Chairman of the meeting determines whether a nomination or any business proposed to be brought before the meeting was made, or proposed, as the case may be, in accordance with the procedures set forth in Cadence’s Bylaws and, if any proposed nomination or business is not in compliance with the Bylaws, whether to declare that such defective proposal or nomination shall not be presented for stockholder action at the meeting.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the annual meeting of stockholders. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

R.L. Smith McKeithen
Secretary

April 2, 2007

A COPY OF CADENCE’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 30, 2006 IS BEING DELIVERED WITH THIS PROXY STATEMENT, BUT IS ALSO AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: INVESTOR RELATIONS, CADENCE DESIGN SYSTEMS, INC., 2655 SEELY AVENUE, BUILDING 5, SAN JOSE, CALIFORNIA 95134.

APPENDIX A

1987 STOCK INCENTIVE PLAN

Termination Date: May 8, 2017

1. Purposes of the Plan.  The purposes of the Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the Employees and Consultants of the Company and its Affiliates, and to promote the success of the Company’s business.

2. Definitions.  As used herein, the following definitions shall apply:

(a) “Affiliate” shall mean any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(b) “Board” shall mean the Committee, if one has been appointed, or the Board of Directors, if no Committee is appointed.

(c) “Board of Directors” shall mean the Board of Directors of the Company.

(d) “Code” shall mean the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder.

(e) “Committee” shall mean the Committee appointed by the Board of Directors in accordance with paragraph (a) of Section 4 of the Plan, if one is appointed.

(f) “Common Stock” shall mean the common stock of the Company.

(g) “Company” shall mean Cadence Design Systems, Inc., a Delaware corporation.

(h) “Consultant” shall mean any consultant, independent contractor or adviser rendering services to the Company or an Affiliate (provided that such person renders bona fide services not in connection with the offering and sale of securities in capital raising transactions).

(i) “Continuous Status as an Employee or Consultant” shall mean the absence of any interruption or termination of service, whether as an Employee or Consultant. The Board shall determine whether Continuous Status as an Employee or Consultant shall be considered interrupted in the case of: (i) any approved leave of absence, including sick leave, military leave, or any other personal leave; or (ii) transfers between the Company, Affiliates or their successors. Continuous Status as an Employee or Consultant shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or any Affiliate, provided that there is no interruption or termination thereof.

(j) “Employee” shall mean any person, including officers and directors, employed by the Company or any Affiliate. The payment of a director’s fee or other compensation paid solely on account of service as a director by the Company shall not be sufficient to constitute “employment” by the Company.

(k) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(l) “Fair Market Value” means, with respect to any relevant date prior to January 1, 2007, the average of the high and low prices of the Common Stock on such date, as reported on the NASDAQ Global Select Market or such other primary national exchange on which the Common Stock is listed, and, with respect to any relevant date on or after January 1, 2007, the closing price of the Common Stock on such date, as reported on the NASDAQ Global Select Market or such other primary national exchange on which the Common Stock is listed. In the event the Common Stock is not listed on an exchange as described in the previous sentence, Fair Market Value with respect to any relevant date shall be determined in good faith by the Board.

(m) “Incentive Stock” means shares of Common Stock granted to a Participant pursuant to Section 10 hereof.

(n) “Incentive Stock Agreement” means a written agreement between the Company and a holder of an award of Incentive Stock evidencing the terms and conditions of an individual Incentive Stock grant. Each Incentive Stock Agreement shall be subject to the terms and conditions of the Plan.

(o) “Incentive Stock Option” shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(p) “Nonstatutory Stock Option” shall mean an Option not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(q) “Option” shall mean a stock option granted pursuant to the Plan, which may be either an Incentive Stock Option or a Nonstatutory Stock Option, at the discretion of the Board and as reflected in the terms of the applicable Stock Option Agreement.

(r) “Optioned Stock” shall mean the Common Stock subject to an Option.

(s) “Parent” shall mean a “parent corporation” of the Company, whether now or hereafter existing, as defined in Section 424(e) of the Code.

(t) “Participant” shall mean an Employee or Consultant who receives a Stock Award.

(u) “Plan” shall mean this 1987 Stock Incentive Plan, as amended from time to time.

(v) “Qualifying Performance Criteria” shall mean any one or more of the following performance criteria as determined pursuant to an objective formula, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit, segment or Affiliate, either individually, alternatively or in any combination, and measured over a performance period determined by the Board, on an absolute basis or relative to a pre-established target, or compared to previous results or to a designated comparison group, in each case as specified by the Board in a Stock Award: (a) cash flow (including measures of operating or free cash flow), (b) earnings per share (including measures of GAAP earnings per share or non-GAAP measures such as non-GAAP earnings per-share or per-share earnings before interest, taxes, depreciation and amortization), (c) return on equity, (d) total stockholder return, (e) return on capital, (f) return on assets or net assets, (g) revenue, (h) income or net income (on a GAAP basis or a non-GAAP basis), (i) operating income or net operating income (on a GAAP basis or a non-GAAP basis), (j) operating profit or net operating profit (on a GAAP basis or a non-GAAP basis), (k) operating margin (on a GAAP basis or a non-GAAP basis), (l) return on operating revenue (on a GAAP basis or a non-GAAP basis), (m) market share, (n) bookings and segments of bookings such as net product bookings, (o) market penetration, (p) technology development or proliferation, or (q) customer loyalty or satisfaction as measured by a customer loyalty or satisfaction index determined by an independent consultant expert in measuring such matters.

(w) “Rule 16b-3” shall mean Rule 16b-3 of the Exchange Act, or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(x) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(y) “Share” shall mean a share of Common Stock, as may be adjusted in accordance with Section 12 of the Plan.

(z) “Stock Award” shall mean any right granted under the Plan, including an Option or Incentive Stock.

(aa) “Stock Option Agreement” means a written agreement between the Company and a holder of an Option award evidencing the terms and conditions of an individual Option grant. Each Stock Option Agreement shall be subject to the terms and conditions of the Plan.

(bb) “Subsidiary” shall mean a “subsidiary corporation” of the Company, whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Stock Subject to the Plan.

(a) Share Reserve.  Subject to the provisions of Sections 3(b) and 12 of the Plan, the number of shares reserved for issuance under the Plan is seventy-one million three hundred seventy thousand one hundred (71,370,100) shares of Common Stock; provided, however, that no more than three million (3,000,000) shares of Common Stock authorized under the Plan may be issued pursuant to Awards of Incentive Stock.

(b) Reversion of Shares to the Share Reserve.  If a Stock Award should expire, become unexercisable, be forfeited or otherwise terminate for any reason without having been exercised in full, the then unpurchased or forfeited Shares that were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan; provided, however, that if a Stock Award is canceled, forfeited or treated as having been canceled for purposes of Section 162(m) of the Code, then the canceled Stock Award shall count against the maximum number of shares for which a Stock Award may be granted to any person under the terms of the Plan.

(c) Source of Shares.  Shares issued under the Plan may be authorized, but unissued, or reacquired Common Stock.

4. Administration of the Plan.

(a) Procedure.  The Plan shall be administered by the Board of Directors. The Board of Directors may appoint a Committee consisting of one or more members of the Board of Directors, to administer the Plan on behalf of the Board of Directors, subject to such terms and conditions as the Board of Directors may prescribe. In such event, any references in the Plan to the Board of Directors shall be deemed to refer to the Committee. To the extent required to satisfy the requirements of Rule 16b-3 or Section 162(m) of the Code, the Committee shall consist of two or more “Non-Employee Directors” (i.e., a director who is receiving no compensation from the Company other than for service on the Board of Directors or who does not receive such additional compensation which exceeds the limits specified in the definition of such term under Rule 16b-3 and otherwise meets the requirement under Rule 16b-3 for “non-employee directors”) or “Outside Directors” (i.e., a director who is not either a current or former officer of the Company nor a current employee of the Company, and who is receiving no compensation from the Company other than for service on the Board of Directors or who does not receive such additional compensation which exceeds the limits specified in the definition of such term under Section 162(m) of the Code). Once appointed, the Committee shall continue to serve until otherwise directed by the Board of Directors. From time to time the Board of Directors may increase or decrease the size of the Committee and appoint additional members thereof, remove members (with or without cause), and appoint new members in substitution therefor, fill vacancies however caused and remove all members of the Committee, and thereafter directly administer the Plan. Notwithstanding anything in this Section 4 to the contrary, at any time the Board of Directors or the Committee may delegate to a committee of one or more members of the Board of Directors the authority to grant Stock Awards to all Employees and Consultants or any portion or class thereof. Members of the Board of Directors who are either eligible for Stock Awards or have been granted Stock Awards may vote on any matters affecting the administration of the Plan or grant of any Stock Awards pursuant to the Plan, except that no such member shall act upon the granting of a Stock Award to himself, but any such member may be counted in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to the granting of Stock Awards to him or her.

(b) Powers of the Board.  Subject to the provisions of the Plan, the Board shall have the authority, in its discretion: (i) to grant Stock Awards under the Plan; (ii) to determine the exercise or sales price per share of Stock Awards to be granted, which exercise price shall be determined in accordance with Sections 8(a) and 10(c) of the Plan, as applicable; (iii) to determine the Employees or Consultants to whom, and the time or times at which, Stock Awards shall be granted, the number of Shares to be represented by each Stock Award, and the terms of such Stock Awards; (iv) to interpret the Plan; (v) to prescribe, amend and rescind rules and regulations relating to the Plan; (vi) to determine the terms and provisions of each Stock Award granted (which need not be identical) in accordance with the Plan, and, with the consent of the holder thereof with respect to any adverse change, modify or amend each Stock Award; (vii) to accelerate or defer (the latter with the consent of the Participant) the exercise date and vesting of any Stock Award; (viii) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of a Stock Award previously granted by the Board; and (ix) to make all other determinations deemed necessary or advisable for the administration of the Plan. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Option Agreement or Incentive Stock Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(c) Effect of Board’s Decision.  All decisions, determinations and interpretations of the Board shall be final and binding on all Participants and any other holders of any Stock Awards granted under the Plan.

5. Eligibility.  Stock Awards may be granted only to Employees or Consultants. An Employee or Consultant who has been granted a Stock Award may, if he or she is otherwise eligible, be granted an additional Stock Award.

Incentive Stock Options may only be granted to Employees. The aggregate Fair Market Value (determined at the time the Option is granted) of the stock with respect to which Incentive Stock Options are exercisable for the first time by such individual during any calendar year (under the Plan or under any other incentive stock option plan of the Company or any Parent or Subsidiary of the Company) shall not exceed $100,000. To the extent that the grant of an Option exceeds this limit, the portion of the Option that exceeds such limit shall be treated as a Nonstatutory Stock Option.

The Plan shall not confer upon any Participant any right with respect to continuation of employment or consultancy by the Company or any Affiliate, as applicable, nor shall it interfere in any way with the Participant’s right or the Company’s or any Affiliate’s right to terminate the Participant’s employment at any time or the Participant’s consultancy pursuant to the terms of the Consultant’s agreement with the Company or any Affiliate.

No person shall be eligible to be granted Stock Awards covering more than 2,216,702 shares of Common Stock in any calendar year. The foregoing limit shall be adjusted pursuant to the provisions of Section 12 hereof.

6. Term of the Plan.  The Plan became effective upon its adoption by the Board of Directors. Subsequently amended, the Plan shall continue in effect until May 8, 2017 unless sooner terminated under Section 14 hereof.

7. Term of Option; Vesting Provisions.

(a) Option Term.  From and after October 1, 2006, the term of each Option shall be seven (7) years from the date of grant thereof or such shorter term as may be provided in the applicable Stock Option Agreement. Prior to October 1, 2006, the maximum term for each Option was ten (10) years from the date of grant thereof or such shorter term as may have been provided in the applicable Stock Option Agreement. However, in the case of an Incentive Stock Option granted to an Employee, who immediately before the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, and the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter time as may be provided in the applicable Stock Option Agreement.

(b) Vesting Provisions.  The terms on which each Option shall vest shall be determined by the Board in its discretion, and shall be set forth in the Stock Option Agreement relating to each such Option. Without limiting the discretion of the Board, vesting provisions may include time-based vesting or vesting based on achievement of performance or other criteria. Performance criteria may, but need not, be based on Qualifying Performance Criteria. The provisions of this Section 7(b) are subject to any Option provisions governing the minimum number of Shares as to which an Option may be exercised.

8. Option Exercise Price and Consideration.

(a) Exercise Price.  The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Board, but shall be subject to the following:

(i) In the case of an Incentive Stock Option:

(1) Granted to an Employee who, immediately before the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

(2) Granted to any Employee to whom Section 8(a)(i)(1) hereof is not applicable, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(ii) In the case of an Option granted on or after the effective date of registration of any class of equity security of the Company pursuant to Section 12 of the Exchange Act and prior to six months after the termination of such registration, the per Share exercise price shall be not less than 100% of the Fair Market Value per Share on the date of grant.

(iii) Notwithstanding the provisions of this Section 8(a), an Option (whether an Incentive Stock Option or Nonstatutory Stock Option) may be granted with an exercise price lower than set forth in this Section 8(a) if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

(b) Consideration.  Subject to applicable law, the consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Board and may consist entirely of cash, check, shares of Common Stock having a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, or any combination of such methods of payment, or such other consideration and method of payment for the issuance of Shares as may be determined by the Board. In making its determination as to the type of consideration to accept, the Board shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

9. Exercise of Options.

(a) Procedure for Exercise; Rights as a Stockholder.  Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Board, including performance criteria with respect to the Company and/or the Participant, and as shall be permissible under the terms of the Plan.

An Option may not be exercised for a fraction of a Share.

An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Board, consist of any consideration and method of payment allowable under Section 8(b) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 12 of the Plan.

Exercise of an Option in any manner shall result in a decrease in the number of Shares that thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b) Termination of Status as an Employee or Consultant.  If a Participant ceases to serve as an Employee or Consultant for any reason other than death, the Participant may, but only within such period of time ending on the earlier of (i) 30 days (or such other period of time as is determined by the Board) after the date the Participant ceases to be an Employee or Consultant or (ii) the expiration of the term of the Option, exercise the Option to the extent that the Participant was entitled to exercise it at the date of such termination. To the extent that the Participant was not entitled to exercise the Option at the date of such termination, or if the Participant does not exercise such Option (which the Participant was entitled to exercise) within the time specified herein, the Option shall terminate.

(c) Death of Participant.  In the event of the death of a Participant:

(i) during the term of the Option who is at the time of the Participant’s death an Employee or Consultant and who shall have been in Continuous Status as an Employee or Consultant since the date of grant of the Option, the Option may be exercised at any time within three (3) months (or such longer period of time as determined by the Board) following the date of death, by the Participant’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had the Participant continued living three (3) months (or such longer period of time as determined by the Board) after the date of death; or

(ii) within one (1) month (or such longer period of time as determined by the Board) after the termination of Continuous Status as an Employee or Consultant, the Option may be exercised, at any time within three (3) months (or such longer period of time as determined by the Board) following the date of death, by the Participant’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

10. Incentive Stock.

(a) General.  Incentive Stock is an award or issuance of shares of Common Stock under the Plan, the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including continued service or performance conditions) and terms as the Board deems appropriate. The Board may specify that the grant, vesting or retention of any or all Incentive Stock is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. To the extent that any Incentive Stock is designated by the Board as “performance-based compensation” under Section 162(m) of the Code, (i) the performance criteria for the grant, vesting or retention of any such Incentive Stock shall be a measure based on one or more Qualifying Performance Criteria selected by the Board, specified at the time the Incentive Stock is granted, and shall be a preestablished goal under Treasury Regulation Section 1.162-27(e)(2)(i), (ii) the Board shall certify the extent to which any Qualifying Performance Criteria has been satisfied, and the amount payable as a result thereof, prior to payment of any Incentive Stock that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code, and (iii) the award shall comply with all other applicable requirements relating to “performance based compensation” under Section 162(m) of the Code. To the extent a performance-based award is not intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code, the performance criteria for the grant, vesting or retention of any such Incentive Stock may be a measure based on one or more Qualifying Performance Criteria selected by the Board, or any other criteria deemed appropriate by the Board.

(b) Incentive Stock Agreement.  Each Incentive Stock Agreement shall contain provisions regarding (i) the number of shares of Common Stock subject to such award or a formula for determining such number, (ii) the purchase price of the Shares, if any, and the means of payment for the Shares, (iii) the performance criteria, if any, and level of achievement of these criteria that shall determine the number of Shares granted, issued, retainable and/or vested, (iv) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the Shares as may be determined from time to time by the Board, (v) restrictions on the transferability of the Shares and (vi) such further terms and conditions in each case not inconsistent with the Plan as may be determined from time to time by the Board. Shares of Incentive Stock may be issued in the name of the Participant and held by the Participant or held by the Company, in each case as the Board may provide.

(c) Sales Price.  Subject to the requirements of applicable law, the Board shall determine the price, if any, at which shares of Incentive Stock shall be sold or awarded to a Participant, which price may vary from time to time and among Participants and which may be below the Fair Market Value of such shares at the date of grant or issuance.

(d) Share Vesting.  Except as set forth herein, the grant, issuance, retention and/or vesting of shares of Incentive Stock shall be at such time and in such installments as determined by the Board. The Board shall have the right to make the timing of the grant and/or the issuance, ability to retain and/or vesting of shares of Incentive Stock subject to continued service, passage of time and/or such performance criteria as deemed appropriate by the Board; provided that, in no event shall an award of Incentive Stock vest sooner than (i) three (3) years after the date of grant, if the vesting of the Incentive Stock is based solely on Continuous Status as an Employee or Consultant and the grant of Incentive Stock is not a form of payment of earned incentive compensation or other performance-based compensation, provided, however, that notwithstanding the foregoing vesting limitations, shares of Incentive Stock vesting under this clause (i) may vest in installments so long as the vesting schedule, at any point in time, is not more favorable than what would be vested under a monthly pro rata installment schedule (i.e., 1/36 per month for 3 years), or (ii) one (1) year after the date of grant, if the vesting of Incentive Stock is subject to the achievement of performance goals. Notwithstanding the foregoing, the Board may accelerate vesting (in a Stock Award agreement or otherwise) of any Stock Award in the event of a Participant’s termination of service as an Employee or Consultant, a Change in Control or similar event, provided that, in the case of award of Incentive Stock that is intended to qualify as “performance based compensation” under Section 162(m), such acceleration shall comply with the requirements set forth in Treasury Regulation Section 1.162-27(e)(2)(iii).

(e) Transferability.  Shares of Incentive Stock shall be transferable by the Participant only upon such terms and conditions as are set forth in the applicable Incentive Stock Agreement, as the Board shall determine in its discretion, so long as Incentive Stock awarded under the Incentive Stock Agreement remains subject to the terms of the Incentive Stock Agreement.

(f) Discretionary Adjustments.  Notwithstanding satisfaction of any performance goals, the number of shares granted, issued, retainable and/or vested under an award of Incentive Stock on account of either financial performance or personal performance evaluations may be reduced by the Board on the basis of such further considerations as the Board shall determine, but may not be increased. In addition, the Board may appropriately adjust any evaluation of performance under the Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year.

11. Non-Transferability of Stock Awards.  Except as otherwise expressly provided in the terms of the applicable Stock Option Agreement or Incentive Stock Agreement, a Stock Award may not be sold, pledged, assigned, hypothecated, transferred or otherwise disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant or the Participant’s legal representative. Notwithstanding the foregoing, the Participant may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Participant, shall thereafter be entitled to exercise the Stock Award.

12. Adjustments upon Changes in Capitalization or Change in Control.  The number of Shares covered by each outstanding Stock Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Stock Awards have yet been granted or which have been returned to the Plan upon cancellation, expiration, forfeiture or other termination of a Stock Award, as well as the price per Share covered by each such outstanding Stock Award, shall be equitably adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split or the payment of a stock dividend with respect to the Common Stock or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustments shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to a Stock Award.

For purposes of the Plan, a “Change in Control” shall be deemed to occur upon the consummation of any one of the following events: (a) a sale of all or substantially all of the assets of the Company; (b) a merger or consolidation in which the Company is not the surviving corporation (other than a transaction the principal purpose of which is to change the state of the Company’s incorporation or a transaction in which the voting securities of the Company are exchanged for beneficial ownership of at least 50% of the voting securities of the controlling acquiring corporation); (c) a merger or consolidation in which the Company is the surviving corporation and less than 50% of the voting securities of the Company that are outstanding immediately after the consummation of such transaction are beneficially owned, directly or indirectly, by the persons who owned such voting securities immediately prior to such transaction; (d) any transaction or series of related transactions after which any person (as such term is defined in Section 13(d)(3) of the Exchange Act), other than any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary of the Company, becomes the beneficial owner of voting securities of the Company representing 40% or more of the combined voting power of all of the voting securities of the Company; (e) during any period of two consecutive years, individuals who at the beginning of such period constitute the membership of the Company’s Board of Directors (“Incumbent Directors”) cease for any reason to have authority to cast at least a majority of the votes which all directors on the Board of Directors are entitled to cast, unless the election, or the nomination for election by the Company’s stockholders, of a new director was approved by a vote of at least two-thirds of the votes entitled to be cast by the Incumbent Directors, in which case such director shall also be treated as an Incumbent Director in the future; or (f) the liquidation or dissolution of the Company.

In the event of a Change in Control, then: (a) any surviving or acquiring corporation shall assume Stock Awards outstanding under the Plan or shall substitute similar awards (including an option to acquire the same consideration paid to stockholders in the transaction described in this Section 12 for those outstanding Options under the Plan), or (b) in the event any surviving or acquiring corporation refuses to assume such Stock Awards or to substitute similar awards for those outstanding under the Plan, (i) with respect to Stock Awards held by persons then performing services as Employees or Consultants, the vesting of such Stock Awards and the time during which such Stock Awards may be exercised shall be accelerated prior to such event and the Stock Awards terminated if not exercised after such acceleration and at or prior to such event, and (ii) with respect to any other Options outstanding under the Plan, such Options shall be terminated if not exercised prior to such event.

13. Miscellaneous.

(a) Acceleration of Exercisability and Vesting.  The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest. If the Board, at its sole discretion, permits acceleration as to all or any part of a Stock Award, the aggregate Fair Market Value (determined at the time Stock Award is granted) of stock with respect to which Incentive Stock Options first become exercisable in the year of such dissolution, liquidation, sale of assets or merger cannot exceed $100,000. Any remaining accelerated Incentive Stock Options shall be treated as Nonstatutory Stock Options.

(b) Additional Restrictions on Stock Awards.  Either at the time a Stock Award is granted or by subsequent action, the Board may, but need not, impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by an Participant of any Shares issued under a Stock Award, including without limitation (i) restrictions under an insider trading policy, (ii) restrictions designed to delay and/or coordinate the timing and manner of sales by Participants, and (iii) restrictions as to the use of a specified brokerage firm for such resales or other transfers.

(c) Stockholder Rights.  No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Option unless and until such Participant has satisfied all requirements for exercise of the Option pursuant to its terms.

(d) Investment Assurances.  The Company may require a Participant, as a condition to exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (1) the issuance of the shares of Common Stock upon exercise of the Option or acquisition of Common Stock under the Plan has been registered under a then currently effective registration statement under the Securities Act or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock represented thereby.

(e) Withholding Obligations.  To the extent provided by the terms of a Stock Option Agreement or Incentive Stock Agreement, the Participant may satisfy any federal, state or local tax withholding obligation relating to a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the Stock Award, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (iii) delivering to the Company owned and unencumbered shares of Common Stock.

14. Amendment and Termination of the Plan.

(a) Amendment and Termination.  The Board may at any time terminate the Plan or amend the Plan from time to time in such respects as the Board may deem advisable; provided that, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary for the Plan to satisfy the requirements of Section 422 of the Code, Rule 16b-3 or any listing requirements of any securities exchange or national market system on which the Common Stock is traded.

(b) Effect of Amendment or Termination.  Any such amendment or termination of the Plan shall not adversely affect Stock Awards already granted and such Stock Awards shall remain in full force and effect as if the Plan had not been amended or terminated, unless mutually agreed otherwise between the Participant and the Board, which agreement must be in writing and signed by the Participant and the Company.

15. Conditions Upon Issuance of Shares.  Shares shall not be issued pursuant to a Stock Award unless the exercise of the Option, if applicable, and the issuance and delivery of such Shares pursuant the Stock Award shall comply with all relevant provisions of the law, including without limitation, the Securities Act, the Exchange Act and the requirements of any stock exchange or national market system upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

16. Liability of Company.  The Company and any Affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant or other persons as to:

(a) The non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder; or

(b) Any tax consequence expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Stock Award granted hereunder.

17. Reservation of Shares.  The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. The Company’s inability to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary for the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

18. Stock Award Agreement.  All Stock Awards shall be evidenced by written award agreements in such form as the Board shall approve.

19. Choice of Law.  The law of the State of Delaware, without regard to its conflict of laws rules, shall govern all questions concerning the construction, validity and interpretation of the Plan.

APPENDIX B

AMENDMENT NO. 1
TO
CADENCE DESIGN SYSTEMS, INC.
1987 STOCK INCENTIVE PLAN

The Cadence Design Systems, Inc. 1987 Stock Incentive Plan shall be amended by the restatement of Section 3(a) thereof, effective upon stockholder approval, to read as follows:

(a) Share Reserve.  Subject to the provisions of Sections 3(b) and 12 of the Plan, the number of shares reserved for issuance under the Plan is seventy-five million three hundred seventy thousand one hundred (75,370,100) shares of Common Stock; provided, however, that no more than five million (5,000,000) shares of Common Stock authorized under the Plan may be issued pursuant to Awards of Incentive Stock.

B-1

APPENDIX C

MAJORITY VOTE POLICY

In an uncontested election, any nominee for Director who receives a greater number of votes “withheld” from his or her election than votes “for” such election (a “majority withheld vote”) will promptly tender his or her resignation as a Director.

The Corporate Governance and Nominating Committee will consider the resignation offer and recommend to the Board whether to accept it. The Board will act on the Committee’s recommendation within 90 days following certification of the shareholder vote. In determining whether or not to accept or reject any such resignation, the Corporate Governance and Nominating Committee and the Board shall take into consideration such factors as they believe relevant, including any action to address stated reasons for shareholders’ “withheld” votes and factors set forth in Cadence’s policies that are considered by the Corporate Governance and Nominating Committee in evaluating potential candidates for the Board. Cadence will promptly disclose the Board’s decision regarding whether to accept the Director’s resignation and, if applicable, the reasons for rejecting the tendered resignation in a Form 8-K furnished to the Securities and Exchange Commission. If the Board accepts a Director’s resignation pursuant to this process, the Corporate Governance and Nominating Committee will recommend to the Board whether to fill such vacancy or reduce the size of the Board.

Any Director who tenders his or her resignation as provided above will not participate in the consideration by the Corporate Governance and Nominating Committee or the Board of whether or not to accept the tendered resignation. If a majority of the members of the Corporate Governance and Nominating Committee were required to tender their resignations as provided above, the independent Directors on the Board who were not required to tender their resignations will act as a committee to consider the resignation offers and recommend to the Board whether or not to accept them.

C-1

PROXY
Cadence Design Systems, Inc.
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
MAY 9, 2007
     The undersigned hereby appoints Michael J. Fister, William Porter and R.L. Smith McKeithen, or any of them, each with power of substitution, to attend and to represent the undersigned at the 2007 Annual Meeting of Stockholders of Cadence Design Systems, Inc., to be held at Cadence Design Systems, Inc., 2655 Seely Avenue, Building 5, San Jose, California, on May 9, 2007 at 1:00 p.m. Pacific time and any continuation or adjournment thereof, and to vote the number of shares of common stock of Cadence the undersigned would be entitled to vote if personally present at the meeting in accordance with the instructions set forth on this proxy card. Any proxy heretofore given by the undersigned with respect to such shares of common stock is hereby revoked.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CADENCE.
     THE SHARES WILL BE VOTED AS DIRECTED ON THE REVERSE. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR THE EIGHT NOMINEES FOR ELECTION, FOR PROPOSALS 2, 3 AND 5 AND AGAINST PROPOSAL 4. IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING, PROXIES WILL BE VOTED ON THESE MATTERS AS THE PROXIES NAMED ABOVE MAY DETERMINE IN THEIR SOLE DISCRETION
(Continued and to be signed on reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE ▲

CADENCE DESIGN SYSTEMS, INC.	Mark Here for Address Change or Comments	☐
PLEASE SEE REVERSE SIDE

	For	Withhold	For All
	All	All	Except
1. Election of Directors Nominees:	☐	☐	☐

01	Michael J. Fister	02	Donald L. Lucas
03	Alberto Sangiovanni-Vincentelli	04	George M. Scalise
05	John B. Shoven	06	Roger S. Siboni
07	Lip-Bu Tan	08	John A.C. Swainson
(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below)

		FOR	AGAINST	ABSTAIN
2.	Approval of the Amendment and Restatement of the Cadence Design Systems, Inc. 1987 Stock Incentive Plan.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
3.	Approval of Amendment to the Amended and Restated Cadence Design Systems, Inc. 1987 Stock Incentive Plan	☐	☐	☐

4.	Stockholder proposal regarding election of directors by a majority vote.	☐	☐	☐

5.	Ratification of selection of KPMG LLP as independent auditors of Cadence for its fiscal year ending December 29, 2007.	☐	☐	☐
Authority is hereby given to the proxies identified on the front of this card to vote in their discretion upon such other business as may properly come before the meeting or any adjournment thereof.

The undersigned hereby acknowledges receipt of: (a) Notice of Annual Meeting of Stockholders of Cadence, (b) accompanying Proxy Statement, and (c) Annual Report on Form 10-K for the fiscal year ended December 30, 2006.

YOUR VOTE IS IMPORTANT! PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

Signature(s) x	Dated:	, 2007

Please sign exactly as your name appears on your stock certificate.

▲ FOLD AND DETACH HERE ▲